As filed with the Securities and Exchange Commission on April 17, 2026

Registration No. 333-294958

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NAKAMOTO INC.

(Exact name of registrant as specified in its charter)

Delaware	84-3829824
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

300 10th Ave South,

Nashville, TN 37203

(615) 676-8668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Bailey

Chief Executive Officer

Nakamoto Inc.

300 10th Ave South,

Nashville, TN 37203

(615) 676-8668

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lynwood E. Reinhardt

Michael S. Lee

Katherine E. Geddes

Reed Smith LLP

2850 N. Harwood Street, Suite 1500

Dallas, TX 75201

Telephone: (469) 680-4220

Approximate date of commencement of proposed sale to the public: From time to time, after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-3 (File No. 333-294958) (this “Registration Statement”) of Nakamoto Inc. (the “Company”) is being filed to:

●	replace the Registration Statement on Form S-3ASR (File No. 333-290248) (the “Prior Form S-3 Resale Registration Statement”), which was no longer usable following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”), because the Company was no longer a “well-known seasoned issuer”, as such term is defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”), upon the filing of the 2025 Form 10-K;

●	register for potential offer and resale by certain selling stockholders and warrant holders described herein, from time to time, up to (A) 351,649,826 shares of common stock of the Company, par value $0.001 per share (the “Common Stock”) and (B) 61,704,975 shares of Common Stock underlying those certain Pre-Funded Warrants (as defined herein), which in each case, were previously registered pursuant to the Prior Form S-3 Resale Registration Statement and which may remained unsold; and

●	register (A) the offer by the Company of up to 486,719 shares of Common Stock to be issued upon the exercise of the IPO Warrants (as defined herein) and (B) the potential offer and resale by certain selling stockholders described herein, from time to time, of up to 77,010 shares of Common Stock, that were previously registered pursuant to the Registration Statement on Form S-1 of the Company (File No. 333-274606), as amended by the Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 filed on April 28, 2025 (the “Prior Form S-1 Resale Registration Statement,” and together with the Prior Form S-3 Resale Registration Statement, the “Prior Registration Statements”) and which may remain unsold.

Accordingly, this Registration Statement (i) constitutes a Post-Effective Amendment No. 2 to the Prior Form S-1 Resale Registration Statement, (ii) converts and consolidates the Prior Form S-1 Resale Registration Statement into this single Registration Statement, and (iii) contains an updated combined prospectus, pursuant to Rule 429 under the Securities Act of 1933, as amended, relating to (A) the potential offer and sale on a resale basis by certain selling stockholders described herein of up to (x) 351,649,826 shares of Common Stock held by certain selling stockholders covered by the Prior Registration Statements and (y) up to 61,704,975 shares of Common Stock to be issued upon the exercise of the Pre-Funded Warrants covered by the Prior Form S-3 Resale Registration Statement, and (B) up to 486,719 shares of Common Stock to be issued upon the exercise of the IPO Warrants covered by the Prior Form S-1 Resale Registration Statement. Pursuant to Rule 429 under the Securities Act, this Registration Statement on Form S-3, upon effectiveness, will serve as a post-effective amendment to the Prior Registration Statements. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement and in accordance with Section 8(c) of, and Rule 429 under, the Securities Act.

All filing fees payable in connection with the registration of the shares of Common Stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the Prior Registration Statements. No additional securities are registered hereby.

This Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-294958) is being filed to (i) amend the section titled “Incorporation of Certain Information by Reference” included in the preliminary prospectus that forms part of this Registration Statement to include the Company’s Current Report on Form 8-K/A filed with the U.S. Securities and Exchange Commission on August 26, 2025, (ii) file Exhibit 23.4 (Consent of Wolf & Company, P.C. relating to the consolidated financial statements of BTC Inc. and subsidiaries) and Exhibit 23.5 (Consent of Wolf & Company, P.C. relating to the financial statements of UTXO Management GP, LLC), (iii) file updated exhibits, including the opinion and consent of Reed Smith LLP (Exhibits 5.1 and 23.3, respectively), consent of Sadler, Gibb and Associates, LLC relating to the consolidated financial statements of Nakamoto Inc. (Exhibit 23.1), consent of Wolf & Company, P.C. relating to the financial statements of Nakamoto Holdings, Inc. (Exhibit 23.2) and filing fee table (Exhibit 107), (iv) update the “Selling Stockholders” section of the preliminary prospectus that forms part of this Registration Statement to reflect revised numbers of shares of common stock that may be resold, and (v) make related conforming changes to this Registration Statement and the accompanying prospectus.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the U.S. Securities and Exchange Commission declares our registration statement effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED April 17, 2026

PROSPECTUS

Resale of up to 351,649,826 Shares of Common Stock

Resale of up to 61,704,975 Shares of Common Stock Underlying Pre-Funded Warrants

Issuance of up to 384,936 Shares of Common Stock Underlying Tradable Warrants

Issuance of up to 101,783 Shares of Common Stock Underlying Non-Tradable Warrants

This prospectus relates to (A) the offer and resale by the selling stockholders identified herein, or their permitted transferees (the “Selling Stockholders”), of up to (i) 264,444,723 shares (the “PIPE Shares”) of common stock of Nakamoto Inc. (the “Company”), par value $0.001 per share (the “Common Stock”) previously issued to the investors of the PIPE Offering (as defined below), (ii) 61,704,975 shares of Common Stock (the “Pre-Funded Warrant Shares”) underlying the pre-funded warrants (the “Pre-Funded Warrants”), with each Pre-Funded Warrant having the right to purchase one share of Common Stock at an exercise price per share of $0.001, previously issued to the investors of the PIPE Offering, (iii) 72,095,798 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants (the “Exercised Pre-Funded Warrant Shares”), (iv) 3,135,207 shares of Common Stock previously offered, issued and sold to those certain Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act (the “4(a)(2) Shares”), (v) 11,897,088 shares of Common Stock previously issued to advisors of the Company pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act (the “Advisor Shares”), and (vi) 77,010 shares of Common Stock previously issued to those certain Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act, pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder (the “Service Provider Shares,” together with the PIPE Shares, the Pre-Funded Warrant Shares, the Exercised Pre-Funded Warrant Shares, the 4(a)(2) Shares and the Advisor Shares, the “Resale Shares”), and (B) offer and sale by the Company of (i) 384,936 shares of Common Stock (“Tradable Warrant Shares”) to be issued upon the exercise of tradable warrants (the “Tradable Warrants”), with each Tradable Warrant having the right to purchase one share of Common Stock at an exercise price per share of $6.33, included in the units of the Company (the “IPO Units”) offered, issued and sold in connection with the IPO (as defined below), and (ii) 101,783 shares of Common Stock (“Non-Tradable Warrant Shares”) to be issued upon the exercise of tradable warrants (the “Non-Tradable Warrants,” together with the Tradable Warrants, the “IPO Warrants,” and the IPO Warrants together with the Pre-Funded Warrants, the “Registered Warrants”), with each Non-Tradable Warrant having the right to purchase one-half of one share of Common Stock at an exercise price per one-half of one share of $6.33, included in the IPO Units offered, issued and sold in connection with the IPO.

The PIPE Shares and Pre-Funded Warrants were issued on August 14, 2025, pursuant to certain Subscription Agreements (collectively, the “Subscription Agreements”) dated May 12, 2025 in a private placement offering (the “PIPE Offering”). The 4(a)(2) Shares were issued pursuant to Section 4(a)(2) of the Securities Act between 2022 and 2025. The Advisor Shares were previously issued to certain individuals and entities providing services for the Company pursuant to Section 4(a)(2) of the Securities Act. The Tradable Warrants and Non-Tradable Warrants were issued in connection with the offer and sale of the IPO Units at the Company’s initial public offering consummated on June 3, 2024 (the “IPO”). The Service Provider Shares were issued pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder in 2022 and 2023.

We are not selling any shares of Common Stock in this offering, and we will not receive any proceeds from the sale of shares of Common Stock or the Pre-Funded Warrants by the Selling Stockholders. We will receive the proceeds from any exercise of the Registered Warrants for cash, which we intend to use for general corporate and working capital purposes. We may receive up to an aggregate of approximately $3,725,217.66 from the cash exercise of the Registered Warrants. The exercise price of the Pre-Funded Warrants is $0.001 per warrant, and the exercise price of each of our IPO Warrants is $6.33 per warrant. However, the last reported sales price of the Common Stock on April 16, 2026 was $0.2465. The likelihood that holders of the IPO Warrants will exercise their IPO Warrants, and therefore, any amount of cash proceeds that we may receive, is dependent upon the trading price of the Common Stock. If the trading price of the Common Stock continues to be less than the per share exercise price of each warrant, we do not expect holders to exercise their IPO Warrants. See “Use of Proceeds” for additional information. Any proceeds from the exercise of such securities would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Registered Warrants when planning for our operational funding needs.

The registration of the shares of Common Stock or Pre-Funded Warrants covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the shares of Common Stock or the Pre-Funded Warrants Shares registered hereby. The Selling Stockholders listed under the heading “Selling Stockholders” may offer and sell up to 413,354,801 shares of our Common Stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Common Stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying shares of our Common Stock.

Our Common Stock is listed on Nasdaq under the symbol “NAKA.” On April 16, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.2465 per share. Our Tradable Warrants are trading on the OTC Pink under the symbol “NAKAW.” On April 15, 2026, the last reported sale price of our Tradeable Warrants on the OTC Pink was $0.35 per Tradeable Warrant.

The Selling Stockholders may offer all or part of the securities held by them for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The sale of the securities being offered pursuant to this prospectus, or the perception that these sales could occur, could result in a decline in the public trading price of the Common Stock. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Stockholders will bear all commissions and discounts or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to their sale of securities. See the “Plan of Distribution” section of this prospectus for more information.

This prospectus provides a general description of the securities being offered. You should read this prospectus and the registration statement of which it forms a part before you invest in any securities.

Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page 7 of this prospectus and the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act for a discussion of the factors you should carefully consider before deciding to invest in our Common Stock.

Neither the SEC nor any state securities commission has approved or disapproved of our Common Stock or determined if this prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus                , 2026

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ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may offer shares of our Common Stock in one or more offerings. This prospectus also relates to the primary issuance by us of the shares of Common Stock issuable upon the exercise of the IPO Warrants. Before investing in our Common Stock offered by this prospectus, we urge you to carefully read this prospectus, together with the information incorporated by reference as described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus. These documents contain important information that you should consider when making your investment decision.

The Selling Stockholders listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 413,354,801 shares of our Common Stock pursuant to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the Selling Stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

To the extent the information contained in this prospectus differs from or conflicts with the information contained in any document incorporated by reference, the information in this prospectus will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference into this prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

In deciding whether to invest in our Common Stock, you should rely only on the information contained in, or incorporated by reference into, this prospectus and any related free writing prospectus that we have authorized for use in connection with this offering. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information or to make any representation other than those contained in, or incorporated by reference into, this prospectus and any related free writing prospectus. If anyone provides you with different or inconsistent information or representation, you should not rely on them.

This prospectus, and any accompanying supplement to this prospectus, does not constitute an offer to sell or the solicitation of an offer to buy our Common Stock in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus and any related free writing prospectus and the documents incorporated by reference is accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any related free writing prospectus or any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus was made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Our business, financial condition, results of operations and prospects may have changed since those dates. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our business, financial condition, results of operations or prospects. This prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of our Common Stock offered by this prospectus.

Unless the context requires otherwise, in this prospectus, the terms “Nakamoto,” “the Company,” “we,” “us” and “our” refer to Nakamoto Inc. (formerly known as Kindly MD, Inc.) and its consolidated subsidiaries, including Nakamoto Holdings, Inc., BTC Inc. and UTXO Management GP, LLC, among others (except where it is clear from the context that the term means only the issuer, Nakamoto Inc.).

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement on Form S-3 relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statement or the exhibits to the reports or other document incorporated into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements under the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public over the SEC’s website at www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge on our website or via the SEC’s EDGAR database. In addition, you can find more information about us on our website at www.nakamoto.com. Information contained on or accessible through our website is not a part of this prospectus and is not incorporated by reference herein, and the inclusion of our website address in this prospectus is an inactive textual reference only.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, contained or incorporated by reference in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. These statements are only predictions. You should not place undue reliance on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties, many of which are beyond our control, or currently unknown to us. Our assumptions may turn out to be inaccurate and actual events or results may differ materially from our expectation or projections. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including:

●	Our ability to raise capital is necessary to sustain our anticipated operations and implement our business plan;

●	Our ability to implement our business plan;

●	Our ability to generate sufficient cash to survive;

●	The degree and nature of our competition;

●	The general volatility of the capital markets and the establishment of a market for our shares;

●	The potential impact of any future government shutdown;

●	Disruptions in the U.S. and global economic, financial and geopolitical conditions, including the lingering effects of terrorism and threats of terrorist attacks, armed conflicts and other disruptive worldwide political and economic events and environmental weather conditions;

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●	The price and volatility of Bitcoin;

●	Our ability to implement our Bitcoin treasury strategy and its effects on our business; and

●	Other risks detailed in the cautionary statements included, or incorporated by reference, in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

The foregoing list may not include all of the risk factors that impact the forward-looking statements made in this prospectus. Our actual financial condition and results could differ materially from those expressed or implied by our forward-looking statements as a result of various factors, including those discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC. You should read this prospectus and the documents filed as exhibits to the registration statement, of which this prospectus is a part, with the understanding that our actual future results may be materially different from the results expressed or implied by our forward-looking statements. The forward-looking statements contained in this prospectus and incorporated by reference herein are made as of the date hereof, and we do not assume any obligation to update any forward-looking statements except as required by applicable law.

We operate in an evolving environment. New risks and uncertainties emerge from time to time and it is not possible for our management to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual future results to be materially different from those expressed or implied by any forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements and our management is responsible for the accuracy of such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY

This summary does not contain all of the information that you should consider before investing in our Common Stock offered by this prospectus. Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” section beginning on page 7 of this prospectus and in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, as well as in the other reports we file with the SEC, as well as our financial statements, including the accompanying notes, and the other information incorporated by reference herein and the information in any related free writing prospectus that we may authorize for use in connection with this offering of our Common Stock.

Company Overview

Nakamoto Inc., a Delaware corporation, is a Bitcoin company building a global portfolio of Bitcoin-native companies. We plan to grow our Bitcoin holdings through disciplined accumulation and to leverage our treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more.

We were formed in 2019 as a healthcare and healthcare data company. On August 14, 2025, we acquired a privately held Bitcoin treasury company through a reverse merger and began our Bitcoin treasury and investment strategy. We hold all of our Bitcoin in custody at U.S.-based, institutional-grade custodians that have demonstrated records of regulatory compliance and information security.

On May 12, 2025, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Kindly Holdco Corp., and Nakamoto Holdings Inc. (“Nakamoto”), to merge Nakamoto into Merger Sub, with Nakamoto surviving as a wholly owned subsidiary of the Company (the “August 2025 Merger”). The consideration for the August 2025 Merger consisted of approximately 22.3 million shares of Common Stock. In connection with the August 2025 Merger, we also entered into the Subscription Agreements (the “PIPE Transactions”), with gross proceeds of approximately $540.0 million. Net proceeds from the PIPE Transactions are intended to be used to acquire bitcoin, implement our bitcoin treasury strategy (the “Bitcoin Treasury Strategy”), and for working capital and general corporate purposes. On May 12, 2025, we also agreed to issue convertible notes in the principal amount of $200.0 million to YA II PN, Ltd. (the “Debt Financing”). The August 2025 Merger and PIPE Transactions closed on August 14, 2025, and the Debt Financing closed on August 15, 2025.

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On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC (the “Agents”) (the “Sales Agreement”), pursuant to which we may offer and sell shares of our Common Stock having an aggregate offering price of up to $5 billion from time to time through the Agents, acting as our sales agents (the “ATM Program”).

On February 20, 2026, we acquired BTC Inc, the leading provider of Bitcoin-related media and events, and UTXO Management GP, LLC (“UTXO”), an investment firm focused on private and public Bitcoin companies. Through BTC Inc we operate one of the largest global media platforms for Bitcoin, anchored by the globally recognized Bitcoin Conference. UTXO is the first investment in our financial and asset management services division.

Business Segments

We have two principal business segments: Bitcoin Operations and Healthcare Operations.

1.	Bitcoin Operations

A core component of our business strategy is the acquisition and long-term holding of Bitcoin as a treasury reserve asset. We believe Bitcoin is an attractive asset because it can serve as a store of value supported by a robust and public open-source architecture that is untethered to sovereign monetary policy, it offers the potential to serve as a hedge against inflation given its fixed supply, and the Bitcoin network provides the infrastructure and opportunity for the development of financial and technological innovations. As of December 31, 2025, we held approximately 5,342 Bitcoin valued at $467.5 million.

We view our Bitcoin holdings as long-term holdings and expect to continue to accumulate Bitcoin in the future. We also intend to pursue strategies to create income streams or otherwise generate funds using our Bitcoin holdings. Our Bitcoin operations strategy also includes making minority investments into other Bitcoin-native companies.

Our acquisitions of Bitcoin are conducted through U.S.-based, institutional-grade custodians and reputable third-party exchanges. Our process for purchasing Bitcoin involves due diligence on counterparties, execution through regulated exchanges or over-the-counter desks, and careful consideration of transaction costs.

2.	Healthcare Operations

Kindly LLC (“KindlyMD”), a Utah Limited Liability Company, is a patient-first healthcare company providing value-based care and patient-centered medical services. KindlyMD leverages data analysis and focused integration of mental healthcare to deliver evidence-based, personalized solutions to reduce opioid use and improve health outcomes.

KindlyMD’s value proposition is to provide a patient-focused healthcare experience that integrates traditional medical evaluation and management with mental health integration and compliant alternative medicine education. KindlyMD focuses on creating personalized care plans that help patients return to work and life faster, reduce opioid use, and achieve high patient satisfaction.

KindlyMD’s specialty outpatient clinical services are reimbursed by Medicare, Medicaid, and commercial insurance contracts, and are also offered on a fee-for-service basis. Services include outpatient and telemedicine evaluations and management of pain, functional medicine, cognitive behavioral therapy, recovery support services, overdose education efforts, peer support, limited urgent care, preventative medicine, medically managed weight loss, and hormone therapy.

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KindlyMD currently earns revenue through (i) patient care services related to medical evaluation and treatment, (ii) service affiliate agreements, and (iii) product retail sales. Retail product offerings may include products that contain CBD, while maintaining tetrahydrocannabinol (“THC”) amounts within the limits set in the 2018 Farm Bill, as amended, including amendments made by the 2025 Continuing Resolution and Appropriation Package (H.R. 5371).

For a description of our business, financial condition, results of operations and other important information regarding the Company and its digital assets, we refer you to our filings with the SEC incorporated by reference into this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information” beginning on page 2 of this prospectus.

Recent Developments

Convertible Notes Redemption

On September 30, 2025, we repaid in full our outstanding Secured Convertible Debenture issued to YA II PN, Ltd. In connection with the repayment, the Debenture Purchase Agreement and Security Documents (as defined in the Debenture Purchase Agreement) were terminated (other than specified indemnification provisions), and the Registration Rights Agreement between the Company and YA II PN, Ltd. dated August 15, 2025 is no longer in effect. As a result, no shares are issuable upon conversion of the debenture.

Change in State of Incorporation

On December 17, 2025, we completed a change in our state of incorporation from Utah to Delaware by filing a Certificate of Incorporation with the Secretary of State of the State of Delaware. In connection with the reincorporation, our corporate affairs became subject to the Delaware General Corporation Law, and the rights of stockholders are now governed by Delaware law and our Certificate of Incorporation and Bylaws, as adopted in connection with the reincorporation. The reincorporation did not result in any change in the Company’s business, management, fiscal year, assets or liabilities.

Name Change

On January 21, 2026, we changed our corporate name from Kindly MD, Inc. to Nakamoto Inc. The name change did not affect our capital structure or the rights of holders of our securities, and no action was required by our stockholders. Unless otherwise indicated, references in this prospectus to “Nakamoto Inc.” prior to January 21, 2026 mean “Kindly MD, Inc.”

Completion of Mergers with BTC Inc. and UTXO Management GP, LLC

On February 20, 2026, we completed our previously announced acquisitions of BTC Inc., a Delaware corporation (“BTC Inc”), and UTXO Management GP, LLC, a Tennessee limited liability company (“UTXO”), pursuant to the Agreement and Plan of Merger with BTC Inc (the “BTC Merger Agreement”) and the Agreement and Plan of Merger with UTXO (the “UTXO Merger Agreement” and together with the BTC Merger Agreement, the “Merger Agreements”), each dated as of February 16, 2026.

Pursuant to the BTC Merger Agreement, BTC Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Nakamoto, merged with and into BTC Inc, with BTC Inc surviving the merger as a wholly-owned subsidiary of Nakamoto (the “BTC Merger”). At the closing of the BTC Merger, all issued and outstanding shares of Common Stock and preferred stock of BTC Inc were converted into the right to receive 259,886,237 shares of our Common Stock, par value $0.001 per share (“Common Stock”), and we reserved 78,427,012 shares of Common Stock for issuance in connection with fully-vested BTC Inc stock options assumed by us. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the BTC Merger), the aggregate value of the shares of Common Stock issued or issuable as consideration for the BTC Merger, net of aggregate strike prices for the assumed stock options, was approximately $75,065,352. Pursuant to the BTC Merger Agreement, 24,835,418 shares of Common Stock were withheld from the BTC Inc consideration to support post-closing adjustments and indemnification obligations.

5

As of the closing of the BTC Merger, each BTC Inc stock option that was outstanding immediately prior to the closing, whether or not then vested or exercisable, was assumed by us, accelerated, fully-vested and automatically converted into an option to acquire shares of our Common Stock based on an exchange ratio of approximately 137.

Contemporaneously with the BTC Merger, UTXO GP Merger Sub, LLC, a Tennessee limited liability company and a wholly-owned subsidiary of Nakamoto, merged with and into UTXO, with UTXO surviving the merger as a wholly-owned subsidiary of Nakamoto (the “UTXO Merger” and together with the BTC Merger, the “February 2026 Mergers”). At the closing of the UTXO Merger, all issued and outstanding equity interests of UTXO were converted into the right to receive 26,481,860 shares of our Common Stock. Based on the closing price of our Common Stock of $0.248 on February 19, 2026 (the day prior to the closing of the UTXO Merger), the value of the UTXO consideration was approximately $6,567,501. Pursuant to the UTXO Merger Agreement, 2,648,186 shares of Common Stock were withheld from the UTXO consideration to support post-closing adjustments and indemnification obligations.

In connection with the February 2026 Mergers, certain equityholders of BTC Inc and UTXO entered into lock-up agreements with us. Under these lock-up agreements, such holders agreed that (i) during the six-month period following closing of the February 2026 Mergers, they will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of, or engage in any hedging or derivative transactions with respect to, 50% of the shares of Common Stock received in the applicable February 2026 Merger, and (ii) during the twelve-month period following closing, they will be subject to the foregoing restrictions with respect to the remaining 50% of such securities, in each case subject to customary permitted transfers.

As of February 25, 2026, there were approximately 683,451,950 shares of our Common Stock issued and outstanding, and approximately 890,148,039 shares outstanding on a fully diluted basis (assuming the exercise, conversion or issuance of all outstanding options, warrants, holdback shares, shares to be issued upon delivery of letters of transmittal by BTC Inc stockholders and restricted stock units).

The shares of Common Stock issued as consideration for the February 2026 Mergers were issued pursuant to exemptions from registration under the Securities Act, including those provided by Section 4(a)(2) of the Securities Act.

Amendment to Master Loan Agreement

On January 30, 2026, through our wholly owned subsidiary, Nakamoto Holdings, Inc. (“Nakamoto Holdings”), we entered into the First Amendment to the Master Loan Agreement (the “MLA Amendment”), which amends the Master Loan Agreement, dated as of December 3, 2025, by and between Nakamoto Holdings and Payward Interactive, Inc. (the “Lender”). The MLA Amendment amends the Master Loan Agreement to permit the funding of a designated trading wallet maintained at the Lender (the “Trading Wallet”) and to clarify that the Trading Wallet shall serve as collateral for both the obligations under the Master Loan Agreement and obligations (if any) resulting from trading activity conducted through such wallet.

Our Corporate Information

Our principal executive offices are located at 300 10th Ave South, Nashville, TN 37203, and our telephone number is (615) 676-8668. Our website is www.nakamoto.com. The information on our website is not incorporated by reference into this prospectus or any accompanying prospectus supplement (except for SEC reports that are expressly incorporated by reference herein).

Our Common Stock is listed with, and trades on, Nasdaq under the ticker symbol “NAKA.” Our tradeable warrants to purchase Common Stock are quoted on the OTC Pink Market under the ticker symbol “NAKAW.”

6

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under “Risk Factors” in our most recent annual report on Form 10-K as may be supplemented or updated in our quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any accompanying prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any accompanying prospectus supplement, including our financial statements and related notes, before deciding whether to purchase our securities.

Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future. The Company is supplementing the risk factors previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”) with the following risk factors. These risk factors should be read in conjunction with the risk factors included in the Form 10-K.

Risks Related to This Offering and Our Common Stock

The price of our Common Stock has and may continue to fluctuate significantly, and this may make it difficult for you to resell shares of Common Stock owned by you at times or at prices you find attractive.

The trading price of our Common Stock has fluctuated widely and may continue to fluctuate widely as a result of a number of factors, many of which are outside our control. This volatility may affect the price at which you could sell the shares of our Common Stock, and the sale of substantial amounts of our Common Stock could adversely affect the price of our Common Stock. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors.

As a result, you may not be able to sell your shares of Common Stock at or above the price at which you purchase them. In addition, the stock market in general, and Nasdaq and the stock of digital asset and blockchain technology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our Common Stock, regardless of our actual operating performance.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future, through our ATM Program or other means, offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share of our Common Stock in this offering. We may sell through our ATM Program or other means, additional shares of our Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by the Selling Stockholders, and investors purchasing shares of our Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock, or securities convertible into or exchangeable for our Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering. Moreover, to the extent that we issue options or warrants to purchase, or securities convertible into or exchangeable for, our shares of Common Stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience future dilution.

In addition, the sale of shares our Common Stock in this offering and any future sales of a substantial number of shares of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the price of our Common Stock. We cannot predict the effect, if any, that market sales of those shares of our Common Stock, or the perception that those shares may be sold, will have on the market price of our Common Stock.

7

Sales of our Common Stock in our ATM Program, or the perception that such sales may occur, could cause the market price of our Common Stock to fall.

On August 26, 2025, we entered into a Sales Agreement with TD Securities (USA) LLC, Cantor Fitzgerald & Co., B. Riley Securities, Inc., The Benchmark Company, LLC, Canaccord Genuity LLC, Cohen & Company Capital Markets, Craig-Hallum Capital Group LLC, Needham & Company, LLC, and Yorkville Securities, LLC pursuant to which we may offer and sell the ATM Shares from time to time. Continued sales of our Common Stock, if any, under the ATM Program will depend upon market conditions and other factors to be determined by us and may be made in negotiated transactions or transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act. Future sales of our Common Stock are not guaranteed, and there are no firm commitments to receive funding under the ATM Program. The issuance from time to time of these new shares of Common Stock, or the perception that such sales may occur, could have the effect of depressing the market price of our Common Stock.

The sale or availability for sale of a substantial number of shares of our Common Stock could adversely affect the market price of such shares.

Sales of a substantial number of shares of our Common Stock in the public market, or the perception or indication that these sales could occur, could adversely affect the market price of such shares and could materially impair our ability to raise capital through equity offerings in the future or cause the trading price of our Common Stock to decline. We are unable to predict what effect, if any, sales of securities in this offering or by our significant stockholders, directors or officers will have on the market price of our Common Stock.

Market price of our Common Stock may be volatile, which could subject us to securities class action litigation and result in substantial losses for our stockholders.

The market price of shares of our Common Stock could be subject to wide fluctuations in response to many risk factors listed in this section and the documents incorporated by reference in this prospectus as well as other factors others beyond our control. Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations as well as general economic, political and market conditions, such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of shares of our Common Stock. In addition, such fluctuations could subject us to securities class action litigation, which could result in substantial costs and divert our management’s attention from other business concerns, which could potentially harm our business. As a result of this volatility, our stockholders may not be able to sell their shares of our Common Stock at or above the price at which they purchased their shares of our Common Stock.

If securities analysts do not publish research or reports about our business or if they publish negative, or inaccurate, evaluations of our Common Stock, the price of our stock and trading volume could decline.

The trading market for our Common Stock may be impacted, in part, by the research and reports that securities or industry analysts publish about us or our business. There can be no assurance that analysts will cover us, continue to cover us or provide favorable coverage. If one or more analysts downgrade our Common Stock or change their opinion of our Common Stock, our share price may decline. In addition, if one or more analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Resales of our Common Stock in the public market by our stockholders (including the Selling Stockholders) may cause the market price of our shares of Common Stock to fall.

Sales of a substantial number of shares of Common Stock could occur at any time, including sales by the Selling Stockholders under this prospectus. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our shares of Common Stock.

8

USE OF PROCEEDS

We will not receive any of the proceeds from such resale of the shares of Common Stock or Pre-Funded Warrants. We will receive the proceeds from any exercise of the Registered Warrants for cash. We will receive up to an aggregate of approximately $3,725,217.66 from the exercise of the Registered Warrants. We believe the likelihood that warrant holders will exercise their IPO Warrants and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our shares of Common Stock. If the trading price for our shares of Common Stock continues to be below $6.33 per share, we believe holders of the IPO Warrants are unlikely exercise the IPO Warrants. We expect to use the net proceeds from the exercise of the Registered Warrants to execute our business plan, including for working capital, possible acquisitions and other general corporate purposes. Notwithstanding the foregoing, the Registered Warrants may be exercised on a “cashless basis” rather than for cash. To the extent the Registered Warrants are exercised on a “cashless basis,” we would not receive any cash from the exercise of the Registered Warrants.

We, and not the Selling Stockholders, will pay the costs, expenses and fees in connection with the registration of the securities covered by this prospectus and any accompanying prospectus supplement, but the Selling Stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such securities.

9

SELLING STOCKHOLDERS

The shares of Common Stock being offered by the Selling Stockholders consist of (i) the PIPE Shares, (ii) the Pre-Funded Warrant Shares, (iii) the Exercised Pre-Funded Warrant Shares, (iv) the 4(a)(2) Shares, (v) the Advisor Shares, and (vi) the Service Provider Shares. We are registering the resale of such securities in order to permit such Selling Stockholders to offer such securities for resale from time to time.

For additional information regarding the issuance of the PIPE Shares, the Pre-Funded Warrants and the Exercised Pre-Funded Warrants in connection with the PIPE Offering and Debt Financing, see the section “Prospectus Summary—Company Overview” above. The 4(a)(2) Shares were issued pursuant to Section 4(a)(2) of the Securities Act between 2022 and 2025. The Advisor Shares were issued pursuant to Section 4(a)(2) of the Securities Act on August 14, 2025 and September 11, 2025. The Service Provider Shares were issued pursuant to Section 4(a)(2) of the Securities Act or Regulation D or Rule 701 promulgated thereunder in 2022 and 2023.

We are registering the resale of certain Resale Shares pursuant to the requirements of various registration rights agreements entered into by and between us and certain Selling Stockholders.

We are registering the resale of the Resale Shares to permit the Selling Stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “Selling Stockholders” includes the selling securityholder listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the Selling Stockholders’ interest in such shares other than through a public sale.

The Selling Stockholders may sell some, all or none of the Resale Shares held by them. We do not know how long the Selling Stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of their shares of Common Stock. The Resale Shares covered hereby may be offered from time to time by the Selling Stockholders.

The following table sets forth the number of shares of our outstanding Common Stock beneficially owned by the Selling Stockholders, the number of shares of Common Stock that may be offered under this prospectus, and the number of shares and percentage of our outstanding Common Stock beneficially owned by the Selling Stockholders assuming all of the shares of Common Stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Common Stock. Generally, a person “beneficially owns” shares of Common Stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Common Stock Registered for Sale Hereby” represents all of the shares of Common Stock that the Selling Stockholders may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the Selling Stockholders as of the date of this prospectus. The Selling Stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the Selling Stockholders may change over time. The percentage of shares owned after the offering is based on 690,018,254 shares of our Common Stock outstanding as of April 6, 2026.

10

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
3Con, LLC (4)	169,913	*	169,913	—	*
ABC Consulting LLC (5)	44,197	*	44,197	—	*
Abdulla Rashed Helal Rashed Isa	1,400,000	*	1,400,000	—	*
ACP Ventures Manager LLC (6)	6,250,000	*	6,250,000	—	—
ACTAI Unicorn Fund II LP (7)	223,214	*	223,214	—	*
Adam Cox	72,834	*	72,834	—	*
Adam Helfgott	89,286	*	89,286	—	*
Adam Thomas	99,000	*	99,000	—	*
Adrian Steckel	1,000,000	*	1,000,000	—	*
Ahmad Naqib bin noor	75,134	*	75,134	—	*
Al Mal Capital PSC (8)	354,519	*	335,519	19,000	*
Alessandro Rustioni	50,000	*	50,000	—	*
Alexander Monje	44,197	*	44,197	—	*
Alexander Wolf	8,839	*	8,839	—	*
Alexander Yung	10,606	*	10,606	—	*
Alpha Holdings LP (9)	13,392,857	1.94%	13,392,857		—
Alto Opportunity Master Fund SPC -Master Segregated Portfolio B (10)	446,429	*	446,429	—	*
AltoIRA Custodian FBO William McCrary IV Roth IRA (11)	133,929	*	133,929	—	*
Alyeska Master Fund, L.P. (12)	17,857,143	2.59%	17,857,143		—
Amanda Terry	44,642	*	44,642	—	*
Amy Cowan	3,125	*	3,125	—	*
Amy Green	13,259	*	13,259	—	*
Amy Powell	5,114	*	5,114	—	*
Andrew John Creighton	3,124,971	*	3,124,971	—	*
Andrew deLaunay	66,295	*	66,295	—	*
Andrew Jacks	8,928	*	8,928	—	*
Andrew Yashchuk	223,223	*	223,223	—	*
Angela Phelan	22,097	*	22,097	—	*
Armadillo Ventures LLC (13)	89,285	*	89,285	—	*
ARP Digital Holdings Limited (14)	176,786	*	176,786	—	*
Arrington XRP Capital Fund, LP (15)	8,928,571	1.29%	8,928,571		—
Aubrey Hiam	372,500	*	372,500	—	*
Austin Alexander	2,500,000	*	2,500,000	—	*
Autoencoder Holdings, LLC (16)	42,588	*	42,588	—	*
Avery Knapp Jr.	400,000	*	400,000	—	*
Balaji Srinivasan	273,038	*	273,038	—	*
Beach Chair 615 LLC (17)	176,786	*	176,786	—	*
Beer Family Trust (18)	44,197	*	44,197	—	*
Belay On Group LLC (19)	1,339,286	*	1,339,286	—	*
Belvedere Capital (20)	267,857	*	267,857	—	*
Benjamin Rameau	3,305,623	*	3,305,623		—
Bertic Corporation (21)	49,998	*	49,998	—	*
Bertical Universe LLC (22)	4,464,285	*	4,464,285		—

11

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
Bitdeer Technologies Group (23)	892,857	*	892,857	—	*
Black Global One LLC (24)	89,286	*	89,286	—	*
Blevins Investment Trust (25)	892,857	*	892,857	—	*
Block Space Force One Limited (26)	441,965	*	441,965	—	*
Bolt Propulsion LLC (27)	223,214	*	223,214	—	*
Brad Shepard	176,786	*	176,786	—	*
Braden T Weiss Descendants Trust (28)	25,000	*	25,000	—	*
Bradford Hopson	35,357	*	35,357	—	*
Brandon Green	2,497,293	*	2,497,293	—	*
Brandon Sun	26,516	*	26,516	—	*
Breed Fund II, LP (29)	223,214	*	223,214	—	*
Brian Cockerham	17,857	*	17,857	—	*
Bruce Evans	256,340	*	256,340	—	*
C Systems USA LLC (30)	4,464,285	*	4,464,285		—
Camilo Basto	15,000	*	15,000	—	*
Carl Cullen Earnest	44,642	*	44,642	—	*
Carlen Williams	107,398	*	107,398	—	*
Carlos Gaviria	89,286	*	89,286	—	*
Cassie Clifton	88,393	*	88,393	—	*
Cerberus Limited (31)	2,678,572	*	2,678,572	—	*
Chadwick Roach	464,286	*	464,286	—	*
Chainstone Labs Inc (32)	178,571	*	178,571	—	*
Charles E. Woodside III Irrevocable Trust (33)	50,000	*	50,000	—	*
Charles E. Woodside Jr Trust (34)	175,000	*	175,000	—	*
Christian Lopez	220,970	*	220,970	—	*
Christian Robinson	5,114	*	5,114	—	*
Christina Fettig	22,098	*	22,098	—	*
Christopher Perkins	11,491	*	11,491	—	*
Clark Moody	100,000	*	100,000	—	*
Cohen & Company Securities, LLC (35)	11,624,050	1.68%	11,624,050		—
Colby Lamberson	1,000,000	*	1,000,000	—	*
Colette Sara Enriqueta Payen Marquez	178,571	*	178,571	—	*
Conor Hunt	8,838	*	8,838	—	*
Coyn Mateer	189,828	*	189,828	*	*
Courtney Lipscomb	2,477	*	718	1,759	*
D Con Enterprises LLC (36)	178,571	*	178,571	—	*
Dan Nash	88,388	*	88,388	—	*
Dana Sullivan Clark	9,723	*	9,723	—	*
Danny Yang	450,000	*	450,000	—	*
Daniel Fiske	44,197	*	44,197	—	*
Daniel Lebensohn	44,197	*	44,197	—	*
David W. McComb	200,000	*	200,000	—	*
David Bailey (37)	11,160,572	1.62%	11,160,572		—
David Cooperman	8,839	*	8,839	—	*
David Bales	24,107	*	24,107	—	*
David Namdar	1,785,000	*	1,785,000	—	*

12

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
DE SIP LLC (38)	685,930	*	685,930	—	*
Debbie Fraley	44,197	*	44,197	—	*
Dennis Crilly	66,291	*	66,291	—	*
Didier Lewis	2,232,114	*	2,232,114	—	*
Dillon Healy	88,393	*	88,393	—	*
Dominic Silk	88,393	*	88,393	—	*
Douglas Listman	44,194	*	44,194	—	*
DSW Trust #2 (39)	500,000	*	500,000	—	*
Dune Investments Holdings LLC (40)	200,000	*	200,000	—	*
East-West Asset Management Company, LLC (41)	88,393	*	88,393	—	*
Ehud Richard Wertheimer	178,572	*	178,572	—	*
Elena Fischer	26,518	*	26,518	—	*
Elixr Coffee Nashville (42)	15,000	*	15,000	—	*
Enrique Aceves	26,518	*	26,518	—	*
Equity Trust Co. Cust. FBO Andrew Faubel, Roth IRA (43)	44,197	*	44,197	—	*
Equity Trust Company Custodian FBO Kevin Blacketor Roth IRA (44)	212,143	*	212,143	—	*
Erik Porter	200,000	*	200,000	—	*
Erik Toedt	22,098	*	22,098	—	*
Eugeniu David	44,194	*	44,194	—	*
EW Moore Family Trust (45)	336,786	*	336,786	—	*
Ezer Cherki	176,786	*	176,786	—	*
Felipe Gontijo	44,197	*	44,197	—	*
Frank Medina	8,838	*	8,838	—	*
Gary Seelhorst	5,114	*	5,114	—	*
Geshke Family Descendants Trust (46)	40,000	*	40,000	—	*
Golden Eggs TIST (47)	89,285	*	89,285	—	*
Grace Elizabeth Woodside Irrevocable Trust (48)	11,000	*	11,000	—	*
Great Point Capital, LLC (49)	446,429	*	446,429	—	*
Grigori Fishman	4,465,000	*	4,465,000		—
Guillaume Girard	176,786	*	176,786	—	*
Hart Weatherford	892,857	*	892,857	—	*
Hawthorne II Investment LP (50)	80,000	*	80,000	—	*
Hawthorne SPV LLC (51)	625,000	*	625,000	—	*
Henry Knox Elder	132,590	*	132,590	—	*
Herve Larren	892,857	*	892,857	—	*
Howard Weiner	132,590	*	132,590	—	*

13

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
Humla Holdings I LLC (52)	1,562,429	*	1,562,429	—	*
Hussain Mark Kadouh	1,339,286	*	1,339,286	—	*
Ian Read	176,786	*	176,786	—	*
Innoval Network Limited (53)	2,000,000	*	2,000,000	—	*
Insight Capital Investments, LLC (54)	178,571	*	178,571	—	*
Ivan Brightly	892,857	*	892,857	—	*
IVC Advisory Co. Ltd.(55)	400,000	*	400,000	—	*
Jackson Moore	236,786	*	236,786	—	*
Jackson W. Moore Jr Family Trust (56)	40,000	*	40,000	—	*
Jim Rooney	900,000	*	900,000	—	*
James C. Jones	4,420	*	4,420	—	*
James Moreton	53,036	*	53,036	—	*
James Lynch	110,491	*	110,491	—	*
Jameson Lopp	1,340,000	*	1,340,000	—	*
Jared Barrera	15,842	*	15,842	—	*
Jason Robins	260,000	*	260,000	—	*
Jazz Empire Revocable Trust (57)	22,098	*	22,098	—	*
Jeff Gorman	446,428	*	446,428	—	*
Jeffrey Dunetz	15,000	*	15,000	—	*
Jeffrey Michael Lake	88,393	*	88,393	—	*
Jeffrey Park	89,286	*	89,286	—	*
Jens Maria P. Willemen	8,928,572	1.29%	8,928,572		—
Jeremy Joyal	8,577	*	8,577	—	*
Jerry Serowik	88,388	*	88,388	—	*
Jimmy Toussaint	44,197	*	44,197	—	*
JoAnn Lukas	22,097	*	22,097	—	*
John Michael Christovich	5,232,114	*	5,232,114		—
John Riggins	35,357	*	35,357	—	*
John Paul Scianna	44,197	*	44,197	—	*
John Stevo	446,429	*	446,429	—	*
Jonathan Eisen	88,393	*	88,393	—	*
Jonathan Sadlowe	67,000	*	67,000	—	*
Joseph Pellecchia	13,259	*	13,259	—	*
Joseph Pooler	44,194	*	44,194	—	*
Joshua Duane Noe	2,410	*	2,410	—	*
Joshua Unseth	20,000	*	20,000	—	*
Justin Bartley	88,393	*	88,393	—	*
Justin Doochin	44,197	*	44,197	—	*
Justin Vaughn	22,099	*	22,099	—	*
Kalman Gabriel	268,000	*	268,000	—	*
KAS Capital, LLC (58)	180,000	*	180,000	—	*
Katharine Vacca	8,838	*	8,838	—	*
Kathy Fox	44,197	*	44,197	—	*
Keith Vrotsos	17,679	*	17,679	—	*
Kelly Hwang	220,983	*	220,983	—	*
Kelly Price	44,197	*	44,197	—	*
Kemper Ohlmeyer Generation-Skipping Trust (59)	40,000	*	40,000	—	*
Kenetic FO LLC (60)	892,857	*	892,857	—	*
Kevin Blacketor	8,839	*	8,839	—	*

14

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
Kevin Geshke	60,000	*	60,000	—	*
Kimberly G. Hosking Descendants Trust (61)	30,000	*	30,000	—	*
Kingsway Fund - Frontier Consumer Franchises (62)	1,428,571	*	1,428,571	—	*
Kingsway Fund - Frontier Consumer Franchises Extoba (63)	357,143	*	357,143	—	*
Kishan Sutariya	172,366	*	172,366	—	*
Leslie Vaughn	22,098	*	22,098	—	*
Lester Brafman	88,388	*	88,388	—	*
Light on the Hill, LLC (64)	241,072	*	241,072	—	*
Liqin Kou	224,000	*	224,000	—	*
Long Game Fund, LP (65)	892,857	*	892,857	—	*
Long Run Capital II, LP (66)	446,429	*	446,429	—	*
Loren Asmus III	44,197	*	44,197	—	*
LRC Special Opportunities LLC -Series 3 (67)	877,857	*	877,857	—	*
Lukasz Wicher	88,384	*	88,384	—	*
Lun Zhang	44,197	*	44,197	—	*
Lynn S. Woodside Trust (68)	49,000	*	49,000	—	*
Mackenzi Adams	223,215	*	223,215	—	*
Mangrove Financial Limited (69)	61,704,975	8.94%	61,704,975	—	*
Mangrove Trading Limited(69)	14,196,202	2.06%	14,196,202	—	*
Manish Patel	8,838	*	8,838	—	*
Mark Mason	89,285	*	89,285	—	*
Mark Yusko	2,100,000	*	2,100,000	—	*
Mary L. Demetree 2012 Family Trust (70)	178,572	*	178,572	—	*
Max Brian Hoyt	110,800	*	88,393	22,407	*
Meanwhile Incorporated (71)	892,857	*	892,857	—	*
Michael Haugh	89,286	*	89,286	—	*
Michael Markle	176,786	*	176,786	—	*
Micah Winkelspecht	223,214	*	223,214	—	*
Mike Kane	200,000	*	200,000	—	*
Minesh AC Bhiindi	44,285	*	44,285	—	*
Mission Gate Inc. (72)	892,857	*	892,857	—	*
Mitchell Trulli	13,259	*	13,259	—	*
Moonwalker Fund I LP (73)	267,857	*	267,857	—	*
Moonwalker FUND II LP (74)	223,214	*	223,214	—	*
Mythos Orange1 Co. Ltd. (75)	906,822	*	906,822		—
Nabeel Qadri	892,896	*	892,896	—	*
Naka Investments LLC (76)	89,286	*	89,286	—	*
Nakamoto Investments LLC (77)	1,785,715	*	1,785,715	—	*
Newt Investments LLC (78)	353,572	*	353,572	—	*
Next Layer Capital Investment Partners SPV 1 LLC (79)	285,714	*	285,714	—	*
Nicholas Emmet Carr	132,590	*	132,590	—	*
Nicholas Layton	2,000	*	2,000	—	*
Nikita Buianov	892,857	*	892,857	—	*
Oakley Singer	13,259	*	13,259	—	*
Off the Chain, LP (80)	7,977,991	*	4,464,286	3,513,705	*

15

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
OGTM Holdings LLC (81)	1,339,286	*	1,339,286	—	*
Omar Amin Mohamed Yousif	900,000	*	900,000	—	*
Origin Capital Partners Limited (82)	892,857	*	892,857	—	*
Palmer Finger	60,000	*	60,000	—	*
ParaFi Digital Opportunities LP (83)	17,857,143	2.59%	17,857,143		—
Park Lane Family Holdings Ltd. (84)	22,321	*	22,321	—	*
Patricia Ashley Mateer-Piercy	88,393	*	88,393	—	*
Patricia Clark Phillips	44,197	*	44,197	—	*
Patrick P. McGee	225,000	*	225,000	—	*
PCVP Ltd.(85)	1,044,642	*	1,044,642	—	*
Phillip Worthey	66,295	*	66,295	—	*
Pinz Capital Special Opportunities Fund LP (86)	267,857	*	267,857	—	*
Pinz Family LLC (87)	156,250	*	156,250	—	*
Pranav Ahuja	4,420	*	4,420	—	*
Rahul Wadhwa	44,194	*	44,194	—	*
Rajni Puri	35,714	*	35,714	—	*
Randall K Smith Revocable Trust (88)	220,983	*	220,983	—	*
Ricadano Capital LLC (89)	446,000	*	446,000	—	*
Richard D. McRae Jr.	200,000	*	200,000	—	*
Richard Goldberg	22,098	*	22,098	—	*
RLD90 Trust(90)	100,000	*	100,000	—	*
Robert Gross	22,098	*	22,098	—	*
Robert DiFranco Jr	8,839	*	8,839	—	*
Rodrigo Pliego Abraham	89,286	*	89,286	—	*
Roth IRA Daniel Hinton (91)	265,179	*	265,179	—	*
Ryan Pamplin	20,000	*	20,000	—	*
Ryan Bodin	309,376	*	309,376	—	*
Ryan Doody	220,983	*	220,983	—	*
Sarang Patel	446,455	*	446,455	—	*
Sats Ventures Fund LP (92)	178,571	*	178,571	—	*
Sean England	84,821	*	84,821	—	*
Seer Labs Limited (93)	1,785,258	*	1,785,258	—	*
Shane Jaimez	2,050	*	1,000	1,050	*
Shanti Cillo	892,803	*	892,803	—	*
Simon Gerovich	4,500,000	*	4,500,000		—
Singularity Fund I, LP (94)	53,036	*	53,036	—	*
Sora Ventures(95)	892,857	*	892,857	—	*
Spencer Marr	8,839	*	8,839	—	*
Stacy O. Standridge	44,197	*	44,197	—	*
Steve Weiner	119,323	*	119,323	—	*
Steven Lubka	110,491	*	110,491	—	*
Steven R. Smith	22,098	*	22,098	—	*
Suleman Lunat	89,286	*	89,286	—	*
SunnySide Consulting and Holdings Inc. (96)	20,000	*	20,000	—	*
Suralina Holdings LLC (97)	892,857	*	892,857	—	*

16

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
Svitlana Tkachov	22,982	*	22,982	—	*
TAS Revocable Trust (98)	50,000	*	50,000	—	*
TDK Cashflow Ltd. (99)	446,429	*	446,429	—	*
Terrence Finley	40,000	*	40,000	—	*
The Eudaimonia Trust (100)	50,000	*	50,000	—	*
The Hays Revocable Living Trust (101)	44,197	*	44,197	—	*
The JAHW Trust (102)	207,572	*	89,286	118,286	*
The MMW 2020 Trust (103)	2,232,142	*	2,232,142	—	*
The Okung Community Property Trust (104)	507,165	*	357,165	150,000	*
Thomas Hinueber	66,295	*	66,295	—	*
Thomas K. Herman, II	491,071	*	491,071	—	*
Tim Pickett	99,025	*	99,025	—	*
Timothy B. Evans	145,848	*	145,848	—	*
Tina Shaw	44,194	*	44,194	—	*
Tomas Braniff	446,429	*	446,429	—	*
Trajan Holdings LLC (105)	2,232,143	*	2,232,143	—	*
TWORDC Family Partnership, L.P. (106)	2,185,715	*	2,185,715	—	*
Tyler M. Evans	2,410,685	*	2,410,685	—	*
Tyler Laroche	70,847	*	70,847	—	*
Urtaj Singh	185,614	*	185,614	—	*
Valentine Han	35,357	*	35,357	—	*
Valter Pinto	89,286	*	89,286	—	*
VanEck Digital Assets Alpha Fund, Ltd. (107)	1,339,285	*	1,339,285	—	*
Van Eck Associates Corporation (108)	3,125,000	*	3,125,000	—	*
Van Palmer Finger	66,295	*	66,295	—	*
Vault Investment Holdings Limited (109)	13,392,856	1.94%	13,392,856		—
VIVA VITA LLC (110)	20,000	*	20,000	—	*
Wade Rivers, LLC (111)	2,886,744	*	2,886,744	—	*
Walter Smith	26,518	*	26,518	—	*
WAM Family Ventures LLC (112)	178,571	*	178,571	—	*
Wayne Foreman	20,000	*	20,000	—	*
Wayne Borries	22,098	*	22,098	—	*
Wei Shuang Chou	88,396	*	88,396	—	*
White Lion Capital LLC (113)	100,000	*	100,000	—	*
William J. O’Brien	1,785,714	*	1,785,714	—	*
William Jones	13,259	*	13,259	—	*
William Levin	26,516	*	26,516	—	*
William P. Tai	312,500	*	312,500	—	*
YA II PN, Ltd. (114)	9,300,000	1.34%	9,300,000		—
YCG Ventures Limited (115)	26,518	*	26,518	—	*
Yugana Hana Ltd. (116)	89,286	*	89,286	—	*
Zac Costello	8,838	*	8,838	—	*
Zafer Ozsoy	8,839	*	8,839	—	*
Zephyron LLC (117)	30,000	*	30,000	—	*
ZSP Capital LLC (118)	178,571	*	178,571	—	*

17

	Shares Beneficially Owned Before the Offering		Maximum Number of Shares of Common Stock Registered for	Shares Beneficially Owned After the Offering
Name of Selling Stockholder	Number (1)(2)%		Sale Hereby	Number (3)%
Eric Avalos-Hernandez	125	*	125	—	*
Skyelor Baker	500	*	500	—	*
Bryce West	3,986	*	3,986	—	*
Alex Dismuke	25	*	25	—	*
Brandon Blackwell	500	*	500	—	*
Douglas Van	85	*	85	—	*
James Bridge	25	*	25	—	*
Shane Jaimez	1,050	*	1,050	—	*
Nathan Julian	6,752	*	6,752	—	*
Claire Ginn	6,752	*	6,752	—	*
Amy Cowan	31,333	*	31,333	—	*
Alexandria Burringo	200	*	200	—	*
Ashlynn Martinez	200	*	200	—	*
Brittney Taylor	200	*	200	—	*
Christy Mulder	200	*	200	—	*
Collin Mekan	400	*	400	—	*
Courtney Lipscomb	1,759	*	1,759	—	*
David Wells	2,312	*	2,312	—	*
Dominique Martinez	200	*	200	—	*
Eliot Organick	1,300	*	1,300	—	*
Emily Daniels	200	*	200	—	*
Jamie Bustamante	8,738	*	8,738	—	*
Jennifer Duff	1,076	*	1,076	—	*
Jennifer Makuakane	200	*	200	—	*
Karen Bohn	200	*	200	—	*
Lara Lucas	300	*	300		—
Lisa Barkdull	200	*	200		—
Madison Miller	750	*	750	—	*
Mallory Iverson	200	*	200	—	*
Morgan Barton	200	*	200	—	*
Okane Enterprises, LLC(119)	4,667	*	4,667	—	*
Reanna Vincent	1,350	*	1,350	—	*
Sara Hunt	200	*	200	—	*
Sierra Burt	300	*	300	—	*
Stewart Macsherry	325	*	325	—	*
Vasanth Jayaraman	200	*	200	—	*

*	Percentage not listed if less than 1%.

(1)	Applicable percentage ownership is based on 690,018,254 shares of our Common Stock outstanding as of April 6, 2026.
(2)	We are assuming the exercise in full of all of the Pre-Funded Warrants without regard to any beneficial ownership limitations on exercise as described above and as set forth therein.

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(3)	Represents the amount of shares that will be held by each Selling Stockholder after completion of this offering based on the assumption that no other shares of Common Stock are acquired or sold by such Selling Stockholder prior to completion of this offering. However, the Selling Stockholders may sell all, some or none of such shares offered pursuant to this prospectus and may sell other shares of Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their shares pursuant to an exemption from the registration provisions of the Securities Act, including under Rule 144.
(4)	Patrick Conroy, the ultimate control person of 3Con, LLC, has voting and investment control of the shares held by 3Con, LLC and may be deemed to be the beneficial owner of such shares. The address of 3Con, LLC is P.O. Box 402049, Nashville, TN 37204.
(5)	Kevin Zhang, the ultimate control person of ABC Consulting LLC, has voting and investment control of the shares held ABC Consulting LLC and may be deemed the beneficial owner of such shares. The address of ABC Consulting LLC is 300 Sunny Isles Blvd Unit 1201, Sunny Isles Beach, FL 33160.
(6)	Austin Alexander, the ultimate control person of ACP Ventures Manager LLC, has voting and investment control of the shares held by ACP Ventures Manager LLC and may be deemed the beneficial owner of such shares. The address of ACP Ventures Manager LLC is c/o Austin Alexander, 370 Dorado BCH E, Dorado, PR 00646.
(7)	Amanda Terry, the ultimate control person of ACTAI Unicorn Fund II LP, has voting and investment control of the shares held by ACTAI Unicorn Fund II LP and may be deemed the beneficial owner of such shares. The address of ACTAI Unicorn Fund II LP is 1907 E. Wayzata Blvd., Suite 300, Wayzata, MN 55391.
(8)	Naser Nabulsi, the ultimate control person of Al Mal Capital PSC, has voting and investment control of the shares held by Al Mal Capital PSC and may be deemed the beneficial owner of such shares. The address of Al Mal Capital PSC is 48 Burj Gate, Downtown Dubai Sheikh Zayed Road, Office 901, P.O. Box 119930, Dubai, UAE.
(9)	SALINAS PLIEGO Ricardo Benjamin, through Andromeda Investment Company Ltd as General Partner, has voting and investment control of the shares held by Alpha Holdings LP and may be deemed the beneficial owner of such shares. The address of Alpha Holdings LP is 22 Adelaide Street West, 3400, Toronto, Ontario, M5H 4E3, Canada.
(10)	Waqas Khatri, the ultimate control person of Alto Opportunity Master Fund, SPC – Master Segregated Portfolio B, has voting and investment control of the shares held by Alto Opportunity Master Fund, SPC – Master Segregated Portfolio B and may be deemed the beneficial owner of such shares. The address of Alto Opportunity Master Fund, SPC – Master Segregated Portfolio B is c/o Ayrton Capital – 55 Post Road West, Westport, CT 06880.
(11)	William McCrary IV, the ultimate control person of AltoIRA Custodian FBO William McCrary IV Roth IRA, has voting and investment control of the shares held by AltoIRA Custodian FBO William McCrary IV Roth IRA and may be deemed the beneficial owner of such shares. The address of AltoIRA Custodian FBO William McCrary IV Roth IRA is 4305 Esteswood Drive, Nashville, TN 37215.
(12)	Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, L.P., has voting and investment control of the shares held by the Selling Securityholder. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by the Selling Securityholder. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

19

(13)	John Robert Reed and Sarah Ashley Woods Reed, the ultimate control persons of Armadillo Ventures LLC, have voting and investment control of the shares held by Armadillo Ventures LLC and may be deemed the beneficial owners of such shares. The address of Armadillo Ventures LLC is 1203 Lorrain St, Austin, TX 78703.
(14)	Yusuf Abdulla Yusuf Akbar Ali Reza, the ultimate control person of ARP Digital Holdings Limited, has voting and investment control of the shares held by ARP Digital Holdings Limited and may be deemed the beneficial owner of such shares. The address of ARP Digital Holdings Limited is DD-15-134-004 - 007, Level 15, Wework Hub71, Al Khatem Tower., Global Market Square, Al Maryah Island, Abu Dhabi, UAE.
(15)	J. Michael Arrington, the sole management member of Arrington Capital Management, LLC, has voting and investment control of the shares held by Arrington XRP Capital Fund, LP and may be deemed the beneficial owner of such shares. The address of Arrington XRP Capital Fund, LP is 382 NE 191st, Suite 52895, Miami, FL 33179-3899.
(16)	Daniel Tenreiro-Braschi (as Manager of Autoencoder Holdings, LLC), the ultimate control person of Autoencoder Holdings, LLC, has voting and investment control of the shares held by Autoencoder Holdings, LLC and may be deemed the beneficial owner of such shares. The address of Autoencoder Holdings, LLC is 2572 Park Ave, New York, NY 10451.
(17)	Samuel Coyn Mateer has voting and investment control of the shares held by Beach Chair 615 LLC and may be deemed the beneficial owner of such shares. The address of Beach Chair 615 LLC is 3817 Dunbarton Drive, Birmingham, AL 35223.
(18)	Gregory S. Beer, the ultimate control person of The Beer Family Trust, has voting and investment control of the shares held by The Beer Family Trust and may be deemed the beneficial owner of such shares. The address of The Beer Family Trust is 110 West Wind Cove Florence AL, 35634.
(19)	Joshua Fraser, Director of Belay On Group LLC, has voting and investment control of the shares held by Belay On Group LLC and may be deemed the beneficial owner of such shares. The address of Belay On Group LLC is 312 W. 2nd Street, PMB 5884, Casper, WY 82601.
(20)	Imran Rahman and Ghazia Saleemi, the ultimate control persons of Belvedere Capital, have voting and investment control of the shares held by Belvedere Capital and may be deemed the beneficial owner of such shares. The address of Belvedere Capital is Lynwood, Holme Road, Didsbury, Manchester, M20 2TX, UK.
(21)	Sven Grail, the ultimate control person of Bertic Corporation, has voting and investment control of the shares held by Bertic Corporation and may be deemed the beneficial owner of such shares. The address of Bertic Corporation is 3 Fifeshire Road, Toronto, ON, CDN M2L 2G4.
(22)	Albert Feinstein, the ultimate control person of Bertical Universe LLC, has voting and investment control of the shares held by Bertical Universe LLC and may be deemed the beneficial owner of such shares. The address of Bertical Universe LLC is 16192 Coastal Highway, Lewes, DE 19958.
(23)	Wu Jihan, Chief Executive Officer of Bitdeer Technologies Group, has voting and investment control of the shares held by Bitdeer Technologies Group and may be deemed the beneficial owner of such shares. The address of Bitdeer Technologies Group is 8 Kallang Avenue, #09-03/04 Aperia Tower 1, Singapore 339509.
(24)	Darin Feinstein has voting and investment control of the shares held by Black Global One LLC and may be deemed the beneficial owner of such shares. The address of Black Global One LLC is 3753 Howard Hughes Pkwy Las Vegas, NV 89169.

20

(25)	Brad Blevins has voting and investment control of the shares held by Blevins Investment Trust and may be deemed the beneficial owner of such shares. The address of Blevins Investment Trust is 421 Hart Lane, Nashville, TN 37216.
(26)	Zijian Yang, the ultimate control person of Block Space Force One Limited, has voting and investment control of the shares held by Block Space Force One Limited and may be deemed the beneficial owner of such shares. The address of Block Space Force One Limited is 60 Paya Lebar Road #07-54, Singapore 409051.
(27)	Ross Stevens has voting and investment control of the shares held by Bolt Propulsion LLC and may be deemed the beneficial owner of such shares. The address of Bolt Propulsion LLC is 228 Park Ave South, Suite 33167, New York, NY 10003.
(28)	Braden T. Weiss has voting and investment control of the shares held by Braden T. Weiss Descendants Trust and may be deemed to be the beneficial owner of such shares.
(29)	Edward M. Breed Jr. has voting and investment control of the shares held by Breed Fund II, LP and may be deemed the beneficial owner of such shares. The address of Breed Fund II, LP is 508 Castania Ave, Coral Gables, FL 33146.
(30)	Christopher Cook, the ultimate control person of C Systems USA LLC, has voting and investment control of the shares held by C Systems USA LLC and may be deemed the beneficial owner of such shares. The address of C Systems USA LLC is 1200 Brickell Avenue, Suite 800, Miami, FL 33131.
(31)	Charlie Chang, the sole shareholder and director of Cerberus Limited, has voting and investment control of the shares held by Cerberus Limited and may be deemed the beneficial owner of such shares. The address of Cerberus Limited is 4002, 40/F, Tower 1, Lippo Centre, 89 Queensway, Hong Kong.
(32)	Bruce Charles Fenton has voting and investment control of the shares held by Chainstone Labs Inc and may be deemed the beneficial owner of such shares. The address of Chainstone Labs Inc is 155 Fleet Street, Portsmouth, NH 03801.
(33)	Charles E Woodside Jr., Trustee of the Charles E. Woodside III Irrevocable Trust, has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares. The address of the Charles E Woodside III Irrevocable Trust is 1910 Hollywood Drive, Jackson, TN 38305.
(34)	Charles E Woodside, Jr., Trustee of the Charles E. Woodside, Jr. Trust, has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares. The address of the Charles E Woodside, Jr Trust is 1910 Hollywood Drive, Jackson, TN 38305.
(35)	Jerry Serowik has voting and investment control of the shares held by Cohen & Company Securities LLC and may be deemed the beneficial owner of such shares. Cohen & Company Capital Markets, a division of Cohen & Company Securities LLC, serves as a sales agent under our Sales Agreement. Cohen & Company Capital Markets, also served as lead financial advisor to the Company and acted as placement agent in financing transactions related to the Company’s announced business combination with KindlyMD, Inc. The address of Cohen & Company Securities, LLC is 2929 Arch Street, Suite 1703, Philadelphia, PA 19104.
(36)	David Conwill, the ultimate control person of D Con Enterprises LLC, has voting and investment control of the shares held by D Con Enterprises LLC and may be deemed the beneficial owner of such shares. The address of D Con Enterprises LLC is 8525 Richman Road, Lodi, OH 44254.
(37)	David Bailey is the Chief Executive Officer and a member of the Board of Directors of the Company.
(38)	Kyle Powers, the ultimate control person of DE SIP LLC, has voting and investment control of the shares held by DE SIP LLC and may be deemed the beneficial owner of such shares. The address of DE SIP LLC is 151 Calle de San Fransisco, STE 200 PMB 5534, San Juan, PR 00901.
(39)	David Waddell, the ultimate control person of DSW Trust #2, has voting and investment control of the shares held by DSW Trust #2 and may be deemed the beneficial owner of such shares. The address of DSW Trust #2 is c/o Cumberland Trust and Investment Company, 40 Burton Hills Blvd., Suite 300, Nashville, TN 37215.
(40)	Alexander Abramov, the ultimate control person of Dune Investments Holdings LLC, has voting and investment control of the shares held by Dune Investments Holdings LLC and may be deemed the beneficial owner of such shares. The address of Dune Investments Holdings is 251 Little Falls Drive, Wilmington, DE 19808.
(41)	Geoffrey “Geoff” Beer, Managing Director of East-West Asset Management Company, LLC, has voting and investment control of the shares held by East-West Asset Management Company, LLC and may be deemed the beneficial owner of such shares. The address of East-West Asset Management Company, LLC is 3104 East Camelback Road, #842, Phoenix, AZ 85016-4502.
(42)	Winston Justice and Evan Inatome, the ultimate control persons of Elixr Coffee Nashville, have voting and investment control of the shares held by Elixr Coffee Nashville and may be deemed the beneficial owners of such shares. The address of Elixr Coffee Nashville is 1312 Winchester Road, Brentwood, TN 37027.

21

(43)	Andrew Faubel, the ultimate control person of The Equity Trust Co. Cust. FBO Andrew Faubel, Roth IRA, has voting and investment control of the shares held by The Equity Trust Co. Cust. FBO Andrew Faubel, Roth IRA and may be deemed the beneficial owner of such shares. The address of The Equity Trust Co. Cust. FBO Andrew Faubel, Roth IRA. is 728 Bryan Place, Fort Lauderdale, FL 33312.
(44)	Kevin Blacketor has voting and investment control of the shares held by Equity Trust Company Custodian FBO Kevin Blacketor Roth IRA and may be deemed the beneficial owner of such shares. The address of Equity Trust Company Custodian FBO Kevin Blacketor Roth IRA is 1023 3rd Street, Apt. 1001, San Francisco, CA 94158.
(45)	Kevin Geshke and Jackson Moore have voting and investment control of the shares held by EW Moore Family Trust and may be deemed the beneficial owners of such shares. The address of EW Moore Family Trust is 3817 Bedford Avenue, Suite 220, Nashville, TN 37215.
(46)	Kevin Geshke, Trustee of the Geshke Family Descendants Trust, has voting and investment control of the shares held by the Geshke Family Descendants Trust and may be deemed the beneficial owner of such shares.
(47)	Stephen Epstein, the ultimate control person of Golden Eggs TIST, has voting and investment control of the shares held by Golden Eggs TIST and may be deemed the beneficial owner of such shares. The address of Golden Eggs TIST is 718 Thompson Lane, Ste 108-273, Nashville, TN 37204.
(48)	Lynn S. Woodside, Trustee of the Grace Elizabeth Woodside Irrevocable Trust, has voting and investment control of the shares held by Grace Elizabeth Woodside Irrevocable Trust and may be deemed the beneficial owners of such shares. The address of Grace Elizabeth Woodside Irrevocable Trust is 1910 Hollywood Drive Jackson, TN 38305.
(49)	Dan Dimiero, the ultimate control person of Great Point Capital, LLC, has voting and investment control of the shares held by Great Point Capital, LLC and may be deemed the beneficial owner of such shares. The address of Great Point Capital, LLC is 12301 Research Blvd, Building 4-270, Austin, TX 78759.
(50)	Richard T. Weiss, the ultimate control person of Hawthorne II Investment LP, has voting and investment control of the shares held by Hawthorne II Investment LP and may be deemed the beneficial owners of such shares. The address of Hawthorne II Investment LP is 664 Osceola Ave., #303 Winter Park, FL 32789.
(51)	Richard T. Weiss, the ultimate control person of Hawthorne SPV LLC, has voting and investment control of the shares held by Hawthorne SPV LLC and may be deemed the beneficial owners of such shares. The address of Hawthorne SPV LLC is 664 Osceola Ave., #303 Winter Park, FL 32789.
(52)	Gregory Carson, the ultimate control person of Humla Holdings I LLC, has voting and investment control of the shares held by Humla Holdings I LLC and may be deemed the beneficial owner of such shares. The address of Humla Holdings I LLC is 1521 Concord Pike, Suite 201, Wilmington DE 19803.

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(53)	Xin Jin, the ultimate control person of Innoval Network Limited, has voting and investment control of the shares held by Innoval Network Limited and may be deemed the beneficial owners of such shares. The address of Innoval Network Limited is 21st Floor 100 QRC, 100 Queens Road, Central Hong Kong.
(54)	Brandon Mintz, the ultimate control persons of Insight Capital Investments, LLC, has voting and investment control of the shares held by Insight Capital Investments, LLC and may be deemed the beneficial owners of such shares. The address of Insight Capital Investments, LLC is 18117 Biscayne Blvd PMB 61767, Miami, FL 33160.
(55)	Akio Tanaka, Director of IVC Advisory Co. Ltd. and Chaval Jiaravanon, the ultimate control persons of IVC Advisory Co. Ltd., have voting and investment control of the shares held by IVC Advisory Co. Ltd. and may be deemed the beneficial owners of such shares. The address of IVC Advisory Co. Ltd. is 1F, No. 24, Alley 2, Lane 397, Mingshui Road, Zhongshan District, Taipei City, Taiwan 10491.
(56)	Jackson Moore, as trustee, has voting and investment control over the shares held by Jackson W. Moore Jr. Family Trust and may be deemed the beneficial owner of such shares.
(57)	Zachary Townsend and Jessica Jacob, the ultimate control persons of Jazz Empire Revocable Trust, have voting and investment control of the shares held by Jazz Empire Revocable Trust and may be deemed the beneficial owners of such shares. The address of Jazz Empire Revocable Trust is 236 West Portal Avenue, #450, San Francisco, CA 94127.
(58)	Alan Sheinwald, President of KAS Capital, LLC, has voting and investment control of the shares held by KAS Capital, LLC and may be deemed the beneficial owner of such shares. The address of KAS Capital, LLC is 2 Firestone Cir, West Palm Beach, FL 33401.
(59)	Kemper P. Ohlmeyer, Trustee of the Kemper Ohlmeyer Generation-Skipping Trust, has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares.
(60)	Jehan Chu, President of Kenetic FO LLC, has voting and investment control of the shares held by Kenetic FO LLC and may be deemed the beneficial owner of such shares. The address of Kenetic FO LLC is 7720 NE Highway 99, Suite D, PMB 819, Vancouver, WA 98665.
(61)	Kimberly G. Hosking, Trustee of the Kimberly G. Hosking Descendants Trust, has voting and investment control of the shares held by the trust and may be deemed the beneficial owner of such shares.
(62)	Kingsway Capital Partners Limited has voting and investment control of the shares held by Kingsway Fund – Frontier Consumer Franchises and may be deemed the beneficial owner of such shares. The address of Kingsway Fund – Frontier Consumer Franchises is 15, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg.
(63)	Manuel Stotz has voting and investment control of the shares held by Kingsway Fund – Frontier Consumer Franchises Extoba and may be deemed the beneficial owner of such shares. The business address of Kingsway Fund – Frontier Consumer Franchises Extoba is 15, Avenue J.F. Kennedy, Luxembourg L-1855, Luxembourg.
(64)	Daniel Maren, Manager of Light on the Hill, LLC, has voting and investment control of the shares held by Light on the Hill, LLC and may be deemed the beneficial owner of such shares. The address of Light on the Hill, LLC is 338 Main St., Unit 10 G, San Francisco, CA 94105.
(65)	Daniel Nunney has voting and investment control of the shares held by Long Game Fund, LP and may be deemed the beneficial owner of such shares. The address of Long Game Fund, LP is 501 Union Street, Suite 545 PMB 827105, Nashville, TN 37219.
(66)	Daniel Maren and Wilson Patton, the managing members of Long Run Capital GP, LLC and Long Run Capital Management, LLC, the general partner and investment manager, respectively, of Long Run Capital II, LP, have voting and investment control of the shares held by Long Run Capital II, LP and may be deemed the beneficial owners of such shares. The address of Long Run Capital II, LP is 166 Geary Street, STE 1500 #1751, San Francisco, CA 94108.
(67)	Chad Roach, Primary Managing Member of Navitas Advisers LLC, has voting and investment control of the shares held by LRC Special Opportunities LLC - Series 3 LLC and may be deemed the beneficial owner of such shares. The address of LRC Special Opportunities LLC - Series 3 LLC is 2388 S Tarryall Way, Franktown, CO 80106.

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(68)	Lynn S. Woodside, Trustee of the Lynn S. Woodside Trust, has voting and investment control of the shares held by the Lynn S. Woodside Trust and may be deemed the beneficial owner of such shares. The address of the Lynn S. Woodside Trust is 1910 Hollywood Drive, Jackson, TN 38305.
(69)

Brendan Francis Blumer, the sole director of each of Mangrove Financial Limited and Mangrove & Company Limited, a director of Mangrove Trading Limited, and the sole shareholder of Mangrove & Company Limited, has voting and investment control of the shares held by Mangrove Financial Limited and Mangrove Trading Limited and may be deemed the beneficial owner of such shares. All Pre-Funded Warrants held by Mangrove & Company Limited are assumed to be exercised in full, without giving effect to any beneficial ownership limitations on exercise as described above and as set forth in the Pre-Funded Warrants. The address of Mangrove Financial Limited and Mangrove Trading Limited is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9001, Cayman Islands.

(70)	Mary L. Demetree has voting and investment control of the shares held by the Mary L. Demetree 2012 Family Trust and may be deemed the beneficial owner of such shares. The address of the Mary L. Demetree 2012 Family Trust is 941 W. Morse Boulevard, Ste 315, Winter Park, FL 32789.
(71)	Zachary Townsend and Max Gasner have voting and investment control of the shares held by Meanwhile Incorporated and may be deemed the beneficial owners of such shares. The address of Meanwhile Incorporated is 650 California Street, Floor 5, Suite 135, San Francisco, CA 94108.
(72)	Marina Ramazashvili, director of Mission Gate Inc., has voting and investment control of the shares held by Mission Gate Inc. and may be deemed the beneficial owner of such shares. The address of Mission Gate Inc. is 8 The Green, Suite R, Dover, DE 19901.
(73)	Tatiana Koffman, manager of the general partner of Moonwalker Fund I LP, has voting and investment control of the shares held by Moonwalker Fund I LP and may be deemed the beneficial owner of such shares. The address of Moonwalker Fund I LP is #121 South Church Street, George Town, Grand Cayman, Cayman Islands.
(74)	Tatiana Koffman, manager of the general partner of Moonwalker FUND II LP, has voting and investment control of the shares held by Moonwalker FUND II LP and may be deemed the beneficial owner of such shares. The address of Moonwalker FUND II LP is 2093 Philadelphia Pike #9690, Claymont, DE 19703.
(75)	Chu Lawrence Sheng Yu, as director of Mythos Orange1 Co. Ltd., has voting and investment control of the shares held by Mythos Orange1 Co. Ltd. and may be deemed the beneficial owner of such shares. The address of Mythos Orange1 Co. Ltd. is 2101, Hong Kong Diamond Exchange Building, 8-10 Duddell Street, Central, Hong Kong.
(76)	Matthew Liu, the ultimate control person of Naka Investments LLC, has voting and investment control of the shares held by Naka Investments LLC and may be deemed the beneficial owner of such shares. The address of Naka Investments LLC is 312 W. 2nd PMB 5884.
(77)	James Heckman, Aly Madhavji, Jason Dorsett and Walton Comer, the ultimate control persons of Nakamoto Investments LLC, have voting and investment control of the shares held by Nakamoto Investments LLC and may be deemed the beneficial owners of such shares. The address of Nakamoto Investments LLC is 850 New Burton Road, Suite 201, Dover, DE 19904.
(78)	Rita Armbrust and David Armbrust, the ultimate control persons of Newt Investments LLC, have voting and investment control of the shares held by Newt Investments LLC and may be deemed the beneficial owners of such shares. The address of Newt Investments LLC is P.O. Box 871, Salem, IL 62881.
(79)	Constantine Callas, Matthew Hull and Carlo Vicari, the ultimate control persons of Next Layer Capital Investment Partners SPV 1 LLC, have voting and investment control of the shares held by Next Layer Capital Investment Partners SPV 1 LLC and may be deemed to be the beneficial owners of such shares. The address of Next Layer Capital Investment Partners SPV 1 LLC is 3250 NE 1st Avenue, Miami, FL 33137.
(80)	Brian Estes, the ultimate control person of Off the Chain, LP, has voting and investment control of the shares held by Off the Chain, LP and may be deemed the beneficial owner of such shares. The address of Off the Chain, LP is 10337 Los Feliz Drive, Orlando, FL 32836.
(81)	Matthew Liu, the ultimate control person of OGTM Holdings LLC, has voting and investment control of the shares held by OGTM Holdings LLC and may be deemed the beneficial owner of such shares. The address of OGTM Holdings LLC is 312 W. 2nd PMB 5884.

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(82)	Matthew Liu and Joshua Fraser, the ultimate control persons of Origin Capital Partners Limited, have voting and investment control of the shares held by Origin Capital Partners Limited and may be deemed the beneficial owners of such shares. The address of Origin Capital Partners Limited is Craigmuir Chambers, Road Town, Tortola, VG 1110, British Virgin Islands.
(83)	ParaFi Capital LP (“ParaFi Capital”) serves as the investment manager to ParaFi Digital Opportunities LP. Benjamin Forman is the founder and managing partner of ParaFi Capital and, in such capacity, has voting and investment control of the shares held by ParaFi Digital Opportunities LP. Accordingly, ParaFi Capital and Benjamin Forman may each be deemed to be the beneficial owner of such shares. Each of ParaFi Capital and Mr. Forman disclaims beneficial ownership of such shares except to the extent of their pecuniary interest therein. The address of ParaFi Digital Opportunities LP is 500 West Putnam Avenue, Suite 400, Greenwich, CT 06830.
(84)	Peter Lane and Kathryn Lane, the ultimate control persons of Park Lane Family Holdings Ltd., have voting and investment control of the shares held by Park Lane Family Holdings Ltd. and may be deemed to be the beneficial owners of such shares. The address of Park Lane Family Holdings Ltd. is 18 Canonsfield, Welwyn, Hertfordshire, AL6 0QD, United Kingdom.
(85)	Gideon Daitz, the sole director of PCVP Ltd., has voting and investment control of the shares held by PCVP Ltd. and may be deemed the beneficial owner of such shares. Mr. Daitz, however, disclaims any beneficial ownership of the shares held by PCVP Ltd. The address of PCVP Ltd. is Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands.
(86)	Matthew Pinz, the ultimate control person of Pinz Capital Special Opportunities Fund LP, has voting and investment control of the shares held by Pinz Capital Special Opportunities Fund LP and may be deemed to be the beneficial owner of such shares. The address of Pinz Capital Special Opportunities Fund LP is 27 Hospital Road, Georgetown, Grand Cayman KY1-9008.
(87)	Matthew Pinz, the ultimate control person of Pinz Family LLC, has voting and investment control of the shares held by Pinz Family LLC and may be deemed to be the beneficial owner of such shares. The address of Pinz Family LLC is 80 Dogwood Avenue, Roslyn Harbor, NY 11576.
(88)	Randall Smith, the ultimate control person of The Randall K Smith Revocable Trust, has voting and investment control of the shares held by The Randall K Smith Revocable Trust and may be deemed the beneficial owner of such shares. The address of The Randall K Smith Revocable Trust is 1205 Palm Trail Delray Beach FL 33483.
(89)	Danish Chaudhry, the ultimate control person of Ricadano Capital LLC, has voting and investment control of the shares held by Ricadano Capital LLC and may be deemed to be the beneficial owner of such shares. The address of Ricadano Capital LLC is 7th Avenue, 33rd & 35th Street, Vicenzi Building 2nd Floor, Carmen, San Jose Costa Rica, COP 10101.
(90)	Robert Davis, the ultimate control person of RLD90 Trust, has voting and investment control of the shares held by RLD90 Trust and may be deemed to be the beneficial owner of such shares.
(91)	Daniel Hinton, the ultimate control person of Roth IRA Daniel Hinton, has voting and investment control of the shares held by Roth IRA Daniel Hinton and may be deemed the beneficial owner of such shares. The address of Roth IRA Daniel Hinton. is 413 Caledonian Court, Nashville, TN 37211.

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(92)	Kevin Williams, the ultimate control person of Sats Ventures Fund LP, has voting and investment control of the shares held by Sats Ventures Fund LP and may be deemed to be the beneficial owner of such shares. The address of Sats Ventures Fund LP is 16192 Coastal Highway, Lewes, DE 19958.
(93)	Ding Hua Xiao, the ultimate control person of Seer Labs Limited, has voting and investment control of the shares held by Seer Labs Limited and may be deemed to be the beneficial owner of such shares. The address of Seer Labs Limited is Intershore Chambers, Road Town, Tortola, British Virgin Islands.
(94)	Timothy Gorham has voting and investment control of the shares held by Singularity Fund I, LP and may be deemed the beneficial owner of such shares. The address of Singularity Fund I, LP is 401 N. Michigan Ave., Suite 1200, Chicago, IL 60611.
(95)	Jason Kin Hoi Fang, director of Sora Ventures, has voting and investment control of the shares held by Sora Ventures and may be deemed the beneficial owner of such shares. The address of Sora Ventures is c/o Hermes Corporate Services Ltd., 5th Floor, Zephyr House, 122 Mary Street, George Town, P.O. Box 31493, Grand Cayman KY-1206, Cayman Islands.
(96)	Taras Kulyk, 100% shareholder and director, has voting and investment control of the shares held by SunnySide Consulting and Holdings Inc. and may be deemed the beneficial owner of such shares. The address of SunnySide Consulting and Holdings Inc. is 600-55 University Ave, Toronto, ON M5J 2H7.
(97)	Suren Avunjian, the ultimate control person of Suralina Holdings LLC, has voting and investment control of the shares held by Suralina Holdings LLC and may be deemed to be the beneficial owner of such shares. The address of Suralina Holdings LLC is 116 Calle Manuel Domenech #909, San Juan, PR 00918.
(98)	Thomas Sharpe, the ultimate control person of TAS Revocable Trust, has voting and investment control of the shares held by TAS Revocable Trust and may be deemed to be the beneficial owner of such shares.
(99)	Trevor Koverko has voting and investment control of the shares held by TDK Cashflow Ltd. and may be deemed the beneficial owner of such shares. The address of TDK Cashflow Ltd. is 180 University Avenue, Suite 6202, Toronto, Ontario M5H 0A2, Canada.
(100)	Robert Scott Pulsifer, the ultimate control person of The Eudaimonia Trust, has voting and investment control of the shares held by The Eudaimonia Trust and may be deemed the beneficial owner of such shares. The address of The Eudaimonia Trust is 1840 E Warm Springs, Ste 105, Las Vegas, NV 89119.
(101)	Jeffrey Hays, as trustee, has voting and investment control of the shares held by Hays Revocable Living Trust and may be deemed the beneficial owner of such shares. The address of Hays Revocable Living Trust is 1404 Cedas Lane, Nashville, TN 37212.
(102)

The shares are held of record by The JAHW Trust. William T. Turner, as Trustee of the JAHW Trust, has voting and investment control over the shares held by The JAHW Trust and may be deemed to be the beneficial owner of such shares.

(103)	Cassie Mateosky, as Head of Trust Services of Two Ocean Trust LLC, Trustee of The MMW 2020 Trust, has voting and investment control of the shares held by The MMW 2020 Trust and may be deemed to be the beneficial owner of such shares. The address of The MMW 2020 Trust is 115 W. Snow King Avenue, P.O. Box 1114, Jackson, WY 83001.
(104)	Russell Okung, the ultimate control person of The Okung Community Property Trust, has voting and investment control of the shares held by The Okung Community Property Trust and may be deemed to be the beneficial owner of such shares. The address of The Okung Community Property Trust is 6619 South Dixie Highway #103, Miami, FL 33143.
(105)	Kyle Wool, the ultimate control person of Trajan Holdings LLC, has voting and investment control of the shares held by Trajan Holdings LLC and may be deemed to be the beneficial owner of such shares. The address of Trajan Holdings LLC is 1091 Gulfstream Way, Riviera Beach, FL 33404-2732.
(106)	Richard D. McRae, III, the ultimate control person of TWORDC Family Partnership, L.P., has voting and investment control of the shares held by TWORDC Family Partnership, L.P. and may be deemed to be the beneficial owner of such shares. The address of TWORDC Family Partnership, L.P. is 210 E. Capitol Street, Suite 1210, Jackson, MS 39201.
(107)	Jan van Eck, through his indirect control of Van Eck Absolute Return Advisers Corporation, investment manager to VanEck Digital Assets Alpha Fund, Ltd., has voting and investment control of the shares held by VanEck Digital Assets Alpha Fund, Ltd. and may be deemed the beneficial owner of such shares. The address of VanEck Digital Assets Alpha Fund, Ltd. is 666 Third Avenue, Floor 9, New York, NY 10017.
(108)	Jan van Eck has voting and investment control of the shares held by Van Eck Associates Corporation and may be deemed the beneficial owner of such shares. The address of Van Eck Associates Corporation is 666 Third Avenue, Floor 9, New York, NY 10017.

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(109)	Hyun Dong David Woo, Patrick Yuhsiang Su and Yong Suk Lee, the ultimate control persons of Vault Investment Holdings Limited, have voting and investment control of the shares held by Vault Investment Holdings Limited and may be deemed the beneficial owners of such shares. The address of Vault Investment Holdings Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.
(110)	Joseph A. Stefanelli, Trustee of VIVA VITA LLC, has voting and investment control of the shares held by VIVA VITA LLC and may be deemed the beneficial owner of such shares. The address of VIVA VITA LLC is 30 Cove Island Road, South Hadley, MA 01075.
(111)	Wade Rivers, LLC is beneficially owned by The Wade Rivers Trust, for which Tim Pickett serves as investment trustee. The address of Wade Rivers, LLC is 30 N. Gould Street, STE. R, Sheridan, WY 82801.
(112)	Warner Andrew Myers and Kim Stookey Myers, the ultimate control persons of WAM Family Ventures LLC, have voting and investment control of the shares held by WAM Family Ventures LLC and may be deemed to be the beneficial owners of such shares. The address of WAM Family Ventures LLC is 525 Vine Street, Unit 1051, Cincinnati, OH 45201.
(113)	Sam Yaffa, Nathan Yee, Yash Thukral and Dmitriy Slobodskiy Jr. have voting and investment control of the shares held by White Lion Capital LLC and may be deemed the beneficial owners of such shares. The address of White Lion Capital LLC is 17631 Ventura Blvd. #1008, Encino, CA 91316.
(114)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address of YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.
(115)	Jan Smejkal has voting and investment control of the shares held by YCG Ventures Limited and may be deemed the beneficial owner of such shares. The address of YCG Ventures Limited is No. 5, 17/F Bonham Trade Centre, 50 Bonham Strand, Sheung Wan, Hong Kong.
(116)	John Fiorelli, the ultimate control person of Yugana Hana Ltd., has voting and investment control of the shares held by Yugana Hana Ltd. and may be deemed the beneficial owner of such shares. The address of Yugana Hana Ltd. is 425 Carr 693, STE 1 PMB 093, Dorado, PR 00646.
(117)	Thomas Spofford, the ultimate control person of Zephyron LLC, has voting and investment control of the shares held by Zephyron LLC and may be deemed to be the beneficial owner of such shares. The address of Zephyron LLC is 30 N. Gould Street #36134, Sheridan, WY 82801.
(118)	Matthew Pinz has voting and investment control of the shares held by ZSP Capital LLC and may be deemed the beneficial owner of such shares. The address of ZSP Capital LLC is 80 Dogwood Ave, Roslyn Harbor, NY 11576.
(119)	Melissa Handley has discretionary authority to vote and dispose of the shares held by Okane Enterprises, LLC and may be deemed to share voting and voting power with respect to these securities. Ms. Handley disclaims any beneficial ownership of these shares, except to the extent of any pecuniary interest therein.

Relationships with the Selling Stockholders

The Selling Stockholders have not had any material relationships with our officers, directors, or affiliates over the past three years, except (i) for the ownership of the shares, (ii) as described in the section of this prospectus titled “Prospectus Summary – Recent Developments,” and (iii) as described in this section and in the table and footnotes above.

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PLAN OF DISTRIBUTION

The shares of Common Stock owned by the Selling Stockholders covered by this prospectus and any applicable prospectus supplement may be offered, sold, transferred or otherwise disposed of from time to time by such Selling Stockholders. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The Selling Stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:

●	through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

●	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	transactions in which the broker-dealer solicits purchasers on a best efforts basis;

●	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

●	through trading plans entered into by a Selling Stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

●	short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

●	distribution to employees, members, limited partners or stockholders of a Selling Stockholder;

●	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

●	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

●	by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

●	delayed delivery arrangements providing for payment and delivery on a specified date in the future;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	in privately negotiated transactions;

●	through dividends or other distributions made by a Selling Stockholder to its partners, members or stockholders;

●	in options transactions;

●	through a combination of any of the above methods of sale; or

●	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus or any accompanying prospectus supplement. Further, the Selling Stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus or any accompanying prospectus supplement to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Common Stock by the Selling Stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Common Stock.

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The Selling Stockholders may elect to make an in-kind distribution of the shares of Common Stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Common Stock acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling stockholder. The Selling Stockholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the Selling Stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

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DESCRIPTION OF COMMON STOCK

We are authorized to issue 10,000,000,000 shares of Common Stock, par value $0.001 per share. As of April 6, 2026, we had 690,018,254 shares of Common Stock issued and outstanding and approximately 123 stockholders of record.

The following summary of certain provisions of our Common Stock does not purport to be complete. You should refer to our amended certificate of incorporation (“Certificate of Incorporation”) and our amended and restated bylaws (“Bylaws”), both of which are governed by the Delaware General Corporation Law and are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Holders of our Common Stock are entitled to one vote for each share of Common Stock held of record for the election of directors and on all matters submitted to a vote of the stockholders. Except as otherwise required by law or our Certificate of Incorporation, any corporate action, other than the election of directors, is authorized by a simple majority of the votes cast for or against such action by the holders of shares entitled to vote thereon, and an abstention does not count as a vote cast. Holders of our Common Stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of funds legally available, subject to any preferential dividend rights of any preferred stock then outstanding. All shares of Common Stock outstanding as of the date of this prospectus and, upon issuance and sale, all shares of Common Stock that we may offer pursuant to this prospectus, will be fully paid and nonassessable.

Upon our dissolution, liquidation or winding up, holders of our Common Stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Transfer Agent and Registrar

Our transfer agent for our Common Stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY, 11598, (212) 828-8436.

Stock Exchange Listing

Our Common Stock is listed for trading on Nasdaq under the symbol “NAKA.”

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DESCRIPTION OF REGISTERED WARRANTS

Pre-Funded Warrants

On August 14, 2025, we issued pre-funded warrants to purchase shares of our Common Stock (the “Pre-Funded Warrants”) in a private placement (the “PIPE Offering”). The Pre-Funded Warrants have an exercise price of $0.001 per share, are immediately exercisable, and remain outstanding until exercised in full, subject to the terms and limitations described in the form of Pre-Funded Warrant. This prospectus covers 61,704,975 shares of Common Stock issuable upon exercise of outstanding Pre-Funded Warrants, as well as 72,095,798 shares previously issued upon exercise of Pre-Funded Warrants.

Duration. The Pre-Funded Warrants have no fixed expiration date.

Exercisability. The Pre-Funded Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise (the “PFW Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us the holder may increase the PFW Beneficial Ownership Limitation, up to 19.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such PFW Beneficial Ownership Limitation is determined in accordance with the terms of the Pre-Funded Warrants.

Cashless Exercise. In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may exercise its Pre-Funded Warrant by electing instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Pre-Funded Warrants.

Right as a Stockholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Pre-Funded Warrants.

Others. The form of Pre-Funded Warrant filed as an exhibit to the Registration Statement on Form S-3 to which this prospectus forms a part provides customary provisions for anti-dilution adjustments (e.g., stock splits, stock dividends, reorganizations), treatment of fractional shares, transferability, and other mechanics of exercise. Investors should refer to the filed form for the complete terms.

For purposes of certain tabular disclosures, all Pre-Funded Warrants held by specified holders are assumed to be exercised in full without giving effect to any PFW Beneficial Ownership Limitation.

Tradable Warrants and Non-Tradable Warrants

As of April 6, 2026, the Company had 384,936 Tradeable Warrants and 203,565 Non-Tradeable Warrants outstanding. The Tradeable Warrants and the Non-Tradeable Warrants have identical terms except that (i) the Tradeable Warrants may be exercised to purchase one share of Common Stock and Non-Tradeable Warrants may be exercised to purchase one-half of one share of Common Stock, (ii) the Tradeable Warrants are quoted on the OTC Pink Market under the symbol “NAKAW”, while The Non-Tradeable Warrants are not, (iii) the exercise price for the Tradeable Warrants is currently $6.33 per share of Common Stock, while the exercise price for the non-Tradeable Warrants is currently $6.33 per one-half of one share of Common Stock.

Duration. The Tradeable Warrants and Non-Tradeable Warrants are immediately exercisable and will expire on June 3, 2029.

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Exercisability. The Tradeable Warrants and Non-Tradeable Warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Warrant to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”), except that upon at least 61 days’ prior notice from the holder to us the holder may increase the Beneficial Ownership Limitation, up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such Beneficial Ownership Limitation is determined in accordance with the terms of the applicable Warrant.

Cashless Exercise. If, at the time a holder exercises its Tradeable Warrants or Non-Tradeable Warrants, a registration statement registering the issuance of the shares of common stock underlying the Warrants under the Securities Act is not then effective or the prospectus contained therein is not available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may only exercise its Tradeable Warrants or Non-Tradeable Warrants by electing instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Tradeable Warrants or Non-Tradeable Warrants.

Right as a Stockholder. Except as otherwise provided in the Tradeable Warrants or Non-Tradeable Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Tradeable Warrants and Non-Tradeable Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Tradeable Warrants or Non-Tradeable Warrants.

Others. The forms of Tradeable Warrant and Non-Tradeable Warrant filed as exhibits to the Registration Statement on Form S-3 to which this prospectus forms a part provide customary provisions for anti-dilution adjustments (e.g., stock splits, stock dividends, reorganizations), treatment of fractional shares, transferability, and other mechanics of exercise. Investors should refer to the filed forms for the complete terms.

For purposes of certain tabular disclosures, all Tradeable Warrant and Non-Tradeable Warrant held by specified holders are assumed to be exercised in full without giving effect to any Beneficial Ownership Limitation.

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Stock Exchange Listing

Our Tradeable Warrants to purchase Common Stock are quoted on the OTC Pink Market under the ticker symbol “NAKAW.”

LEGAL MATTERS

Certain legal matters will be passed upon for us by Reed Smith LLP.

EXPERTS

Our independent registered public accounting firm, Sadler, Gibb & Associates, LLC, audited our consolidated financial statements for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference our consolidated financial statements in this prospectus and elsewhere in the registration statement in reliance on the reports of Sadler, Gibb & Associates, LLC, given their authority as experts in accounting and auditing.

The independent registered public accounting firm of Nakamoto Holdings, Inc. (“Nakamoto Holdings”), Wolf & Company, P.C., audited the financial statements of Nakamoto Holdings for the period from March 6, 2025 (inception) to April 30, 2025. We have included the financial statements of Nakamoto Holdings in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of BTC Inc., and subsidiaries (collectively, “BTC Inc”), Wolf & Company, P.C., audited the consolidated financial statements of BTC Inc for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference the consolidated financial statements of BTC Inc in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

The independent registered public accounting firm of UTXO Management GP, LLC (“UTXO”), Wolf & Company, P.C., audited the financial statements of UTXO for the years ended December 31, 2025 and 2024, respectively. We have incorporated by reference the financial statements of UTXO in this prospectus and elsewhere in the registration statement in reliance on the reports of Wolf & Company, P.C., given their authority as experts in accounting and auditing.

TRANSFER AGENT

The transfer agent for our Common Stock is VStock Transfer, LLC, located at 18 Lafayette Place, Woodmere, NY 11598.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus.

The following documents previously filed with the SEC (other than information furnished and not filed under applicable SEC rules) are incorporated by reference in this prospectus:

●	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 30, 2026; and

●	The Registrant’s Current Reports on Form 8-K filed with the SEC on January 21, 2026, February 2, 2026, February 17, 2026, February 19, 2026 and February 26, 2026 to the extent the information in such report is filed and not furnished and the Current Reports on Form 8-K/A filed with the SEC on August 26, 2025 and April 7, 2026; and

●	The description of our Common Stock contained in our Registration Statement on Form 8-A as filed with the SEC on May 13, 2024, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 30, 2026, and including any amendments and reports filed for the purpose of updating such description, including any subsequent filings updating the description as contemplated by Item 202 of Regulation S-K.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the Registration Statement of which this prospectus forms a part and prior to the effectiveness of such Registration Statement, also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes that statement. The modifying or superseding statement need not state it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (615) 676-8668 or by writing to us at the following address:

Nakamoto Inc.
300 10th Ave South,
Nashville, TN 37203 Attn: Teresa Gendron, Chief Financial Officer and Treasurer

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Resale of up to 351,649,826 Shares of Common Stock

Resale of up to 61,704,975 Shares of Common Stock Underlying Pre-Funded Warrants

Issuance of up to 384,936 Shares of Common Stock Underlying Tradable Warrants

Issuance of up to 101,783 Shares of Common Stock Underlying Non-Tradable Warrants

PROSPECTUS

                        , 2026

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee are estimated:

SEC registration fee	$250,908.25	(1)
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent fees and expenses	*
Miscellaneous fees and expenses	*
Total	$250,908.25

(1) In accordance with Rule 429, includes certain fees previously paid in respect of Unsold Securities previously registered under the registrant’s registration statement on Form S-1 (File No. 333-274606) and Form S-3 (File Nos. 333-290248), as further described in the Filing Fee Table included as Exhibit 107 hereto.

* These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses in connection with the sale and securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law, or the DGCL, authorizes a corporation to indemnify its directors and officers against liabilities arising out of actions, suits and proceedings to which they are made or threatened to be made a party by reason of the fact that they have served or are currently serving as a director or officer to a corporation. The indemnity may cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the director or officer in connection with any such action, suit or proceeding. Section 145 permits corporations to pay expenses (including attorneys’ fees) incurred by directors and officers in advance of the final disposition of such action, suit or proceeding. In addition, Section 145 provides that a corporation has the power to purchase and maintain insurance on behalf of its directors and officers against any liability asserted against them and incurred by them in their capacity as a director or officer, or arising out of their status as such, whether or not the corporation would have the power to indemnify the director or officer against such liability under Section 145.

In addition, our bylaws provide that:

●	we will indemnify directors and officers (and, in our board’s discretion, certain employees and agents) to the fullest extent permitted by the DGCL, including for expenses, judgments, fines and settlements;

●	we will provide mandatory indemnification for expenses to any indemnitee successful on the merits or otherwise;

●	we will advance reasonable expenses, including attorneys’ fees, to directors and officers (and, in our board’s discretion, to certain employees and agents), subject to an undertaking to repay and any limits in the DGCL and our bylaws (including for proceedings initiated by an indemnitee unless authorized by our board);

●	indemnification and advancement rights are non-exclusive of any other rights; and

●	we may enter into indemnification agreements providing the fullest lawful protection and advancement.

We maintain insurance that covers certain liabilities of our directors and officers, including under the Securities Act, subject to customary exclusions and limits. These policies may also reimburse the Company for indemnification payments.

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Item 16. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of Nakamoto Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026)
3.2	Certificate of Amendment of Nakamoto Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed with the SEC on January 21, 2026)
3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 to the Company’s Current Report on Form 8-K filed on January 21, 2026)
4.1	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 10.11 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
4.2	Form of Non-tradeable Warrant (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2024)
4.3	Form of Tradeable Warrant (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2024)
5.1#	Opinion of Reed Smith LLP
10.1†	Form of Equity PIPE Subscription Agreement, dated as of May 12, 2025, by and between Nakamoto and certain investors party thereto (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2025)
10.2†	Form of Registration Rights Agreement, by and among Nakamoto and the stockholders of Nakamoto Holdings, Inc. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on May 12, 2025)
10.3†	Secured Convertible Debenture Purchase Agreement, dated as of May 12, 2025 (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed with the SEC on August 15, 2025)
23.1#	Consent of Sadler, Gibb & Associates, LLC, dated April 17, 2026.
23.2#	Consent of Wolf & Company, P.C., dated April 17, 2026.
23.3#	Consent of Reed Smith LLP (included in Exhibit 5.1).
23.4#	Consent of Wolf & Company, P.C., independent auditor of BTC Inc, dated April 17, 2026.
23.5#	Consent of Wolf & Company, P.C., independent auditor of UTXO Management GP, LLC, dated April 17, 2026.
24.1*	Power of Attorney (included on the signature page hereto).
107#	Filing Fee Table

#	Filed herewith.
*	Previously filed.

†	Certain portions of this exhibit (indicated by asterisks) have been omitted because they are not material and are the type of information that the Company treats as private or confidential.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in an offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Nashville, Tennessee, on April 17, 2026.

NAKAMOTO INC.

By:	/s/ David Bailey
David Bailey
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ David Bailey	Chief Executive Officer and Director	April 17, 2026
David Bailey	(Principal Executive Officer)

/s/ Teresa Gendron	Chief Financial Officer and Treasurer	April 17, 2026
Teresa Gendron	(Principal Financial Officer)

/s/ John Dalton	Chief Accounting Officer and Controller	April 17, 2026
John Dalton	(Principal Accounting Officer)

*	Director and Chief Medical Officer	April 17, 2026
Timothy Pickett

*	Director	April 17, 2026
Perianne Boring

*	Director	April 17, 2026
Greg Xethalis

*	Director	April 17, 2026
Charles Blackburn

*	Director	April 17, 2026
Mark Yusko

*By:	/s/ David Bailey
Name:	David Bailey
Title:	Attorney-in-Fact

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